SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.  )

        Filed by the registrant                     [X]
        Filed by a party other than the registrant  [ ]
        Check the appropriate box:
        [ ] Preliminary proxy statement
        [X] Definitive proxy statement
        [ ] Definitive additional materials
        [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               THE TRAVELERS INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

    [X]  $125 Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

    [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

    [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

    (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

    [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

- --------------------------------------------------------------------------------

    (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

    (3) Filing party:

- --------------------------------------------------------------------------------

    (4) Date filed:

- --------------------------------------------------------------------------------

- ---------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

["The Travelers" logo]

THE TRAVELERS INC.
65 East 55th Street
New York, New York 10022

                                                                  March 30, 1994

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of The Travelers Inc. on Wednesday, April 27, 1994. The meeting will be held at Carnegie Hall, 881 Seventh Avenue, New York, New York, at 10:00 a.m. local time. The entrance to Carnegie Hall is on 57th Street just east of Seventh Avenue.

     At this meeting of stockholders, we will be voting on a number of matters. Please take the time to read carefully each of the proposals for stockholder action described in the proxy materials.

     Thank you for your continued support of our Company.

                                          Sincerely,
                                          /s/ Sanford I. Weill
                                          Sanford I. Weill
                                          Chairman of the Board
                                            and Chief Executive Officer

                               THE TRAVELERS INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The Annual Meeting of Stockholders of The Travelers Inc. (formerly Primerica Corporation) (the "Company") will be held at Carnegie Hall, 881 Seventh Avenue, New York, New York, on Wednesday, April 27, 1994 at 10:00 a.m. local time, for the following purposes:

        ITEM 1. To elect to the Board for a three-year term one class of directors, consisting of seven directors;

        ITEM 2. To ratify the selection of the Company's independent auditors for 1994;

        ITEM 3. To approve and adopt The Travelers Inc. Employee Discount Stock Purchase Plan including the issuance of up to 750,000 shares of common stock of the Company thereunder;

        ITEM 4. To approve and adopt The Travelers Inc. Executive Performance Compensation Plan;

and to transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has set the close of business on March 8, 1994 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting is maintained at the Company's headquarters, 65 East 55th Street, New York, New York.

     All stockholders are cordially invited to attend the Annual Meeting.

                                          By Order of the Board of Directors
                                          /s/ Charles O. Prince, III
                                          Charles O. Prince, III
                                          Secretary

March 30, 1994

IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE SIGNED, DATED AND PROMPTLY RETURNED IN THE ENCLOSED ENVELOPE, SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                               THE TRAVELERS INC.
                              65 EAST 55TH STREET
                            NEW YORK, NEW YORK 10022

                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is being furnished to stockholders of The Travelers Inc. (formerly Primerica Corporation) (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders of the Company to be held at Carnegie Hall, 881 Seventh Avenue, New York, New York, on Wednesday, April 27, 1994 at 10:00 a.m. local time, and at any adjournments or postponements of such Meeting. This Proxy Statement and the accompanying proxy card are being mailed beginning on or about March 30, 1994 to stockholders of the Company on March 8, 1994, the record date for the Annual Meeting. The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1993 will be delivered prior to or concurrently with mailing of the proxy material.

     Stockholders of the Company are cordially invited to attend the Annual Meeting. Whether or not you expect to attend, it is important that you complete the enclosed proxy card, and sign, date and return it as promptly as possible in the envelope enclosed for that purpose. You have the right to revoke your proxy at any time prior to its use by filing a written notice of revocation with the Secretary of the Company prior to the convening of the Annual Meeting, or by presenting another proxy card with a later date. If you attend the Annual Meeting and desire to vote in person, you may request that your previously submitted proxy card not be used.

     The cost of soliciting proxies and the cost of the Annual Meeting will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone and similar means by directors, officers or employees of the Company, none of whom will be specially compensated for such activities. The Company also intends to request that brokers, banks and other nominees solicit proxies from their principals and will pay such brokers, banks and other nominees certain expenses incurred by them for such activities. The Company has retained Morrow & Co., Inc., a proxy soliciting firm, to assist in the solicitation of proxies, for an estimated fee of $17,000, plus reimbursement of certain out-of-pocket expenses.

     The Company paid two stock dividends during 1993, and in connection with the merger of The Travelers Corporation ("old Travelers") with and into the Company on December 31, 1993 (the "Travelers Merger"), issued 0.80423 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), in exchange for each share of old Travelers common stock (with certain exceptions). As a result of these transactions, certain Company records, including but not limited to those relating to stock option grants and deferred directors shares, include fractional share amounts. The Company cannot issue fractional share interests, however, and accordingly fractional share amounts have been deleted from the numbers reported in this proxy statement.

VOTING RIGHTS

     As of March 8, 1994, the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"), the outstanding stock of the Company entitled to receive notice of and to vote at the Annual Meeting consisted of 323,716,455 shares of the Company's Common Stock, and 4,406,431 shares of $4.53 ESOP Convertible Preferred Stock, Series C, par value $1.00 per share (the "Series C Preferred Stock"). The Series C Preferred Stock was issued in exchange for the Series A Preference Stock of old Travelers following the Travelers Merger effective December 31, 1993. Each share of Common Stock is entitled to one vote on each matter that is voted on at the

Annual Meeting and each share of Series C Preferred Stock is entitled to 1.3 votes on each matter that is voted on at the Annual Meeting, and there is no cumulative voting. The Common Stock and the Series C Preferred Stock will vote together as a single class on all matters scheduled to be voted on at the Annual Meeting.

     The Company's other series of preferred stock, $1.00 par value, including the 8.125% Cumulative Preferred Stock, Series A, the 5.50% Convertible Preferred Stock, Series B, and the 9.25% Preferred Stock, Series D, have no right to vote on any of the matters that are scheduled to be voted on at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best knowledge of the Company, as of the Record Date no person "beneficially owned" (as that term is defined by the Securities and Exchange Commission (the "SEC")) more than 5% of the Common Stock outstanding and entitled to vote at the Annual Meeting.

     All of the Series C Preferred Stock is held of record by Dory & Co., the nominee of Shawmut Bank Connecticut, National Association, 777 Main Street, Hartford, Connecticut 06115, as trustee (the "ESOP Trustee") acting on behalf of the employee stock ownership feature of the former The Travelers Savings, Investment and Stock Ownership Plan (the "TESIP Plan"), which the Company has assumed and is currently continuing in place. As of the Record Date, the shares of Series C Preferred Stock were beneficially held by approximately 21,000 holders through their participation in the TESIP Plan.

QUORUM; VOTING PROCEDURES

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock and Series C Preferred Stock outstanding and entitled to vote shall constitute a quorum. Pursuant to applicable Delaware law, and subject to the voting of Series C Preferred
Stock by the ESOP Trustee, described below, only votes cast "for" a matter constitute affirmative votes. Votes "withheld" or abstaining from voting are counted for quorum purposes, but since they are not cast "for" a particular matter, they will have the same effect as negative votes or votes "against" a particular matter. The votes required with respect to the items set forth in the Notice of Annual Meeting of Stockholders are set forth in the discussion of each item herein.

     Unless contrary instructions are indicated on the proxy card, all shares of Common Stock represented by valid proxies will be voted FOR the four items listed on the proxy card and described below, and will be voted in the discretion of the proxies in respect of such other business, if any, as may properly be brought before the Annual Meeting. As of the date hereof, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting other than those matters referred to herein. If you give specific voting instructions by marking the boxes on the proxy card, your shares of Common Stock will be voted in accordance with such instructions.

     The ESOP Trustee, as the record holder of the Series C Preferred Stock, will vote shares of Series C Preferred Stock that have been allocated to TESIP Plan participants' accounts in accordance with instructions received from such participants. Shares of Series C Preferred Stock as to which no instructions are received and shares that have not been allocated to the accounts of participants in the TESIP Plan will be voted by the ESOP Trustee in the same proportion as votes in respect of allocated shares as to which participants in the TESIP Plan have given instructions.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of the Record Date, the Common Stock and Series C Preferred Stock ownership of each director and certain executive officers of the Company. As of the Record Date, the directors and the executive officers of the Company as a group (26 persons) beneficially owned 9,514,262 shares of Common Stock and 2,483 shares of Series C Preferred Stock (or approximately 2.9% of the total voting power of the Common Stock and Series C Preferred Stock outstanding and entitled to vote at the Annual Meeting), including an aggregate of 1,593,647 shares of Common Stock that such persons may acquire pursuant to options exercisable within 60 days of the Record Date. As of the Record Date, all current and former employees as a group, including the executive officers of the Company, beneficially owned or had received through employee stock incentive or purchase plans an aggregate of approximately 33 million shares of Common Stock and beneficially owned all of the 4,406,431 shares of Series C Preferred Stock, which amount of Common Stock includes an aggregate of 7,550,313 shares of Common Stock that such persons may acquire pursuant to options exercisable within 60 days of the Record Date. Had such 33 million shares of Common Stock been held of record on the Record Date, such shares of Common Stock and Series C Preferred Stock would have represented approximately 11.5% of the total voting power of the shares of Common Stock and Series C
Preferred Stock then outstanding and eligible to vote. These amounts are based upon the Company's records of beneficial ownership by its current officers and ownership by all employees under The Travelers Inc. Stock Option Plan (the "Option Plan"), the Savings Plan, The Travelers Inc. Capital Accumulation Plan (the "CAP Plan") and the TESIP Plan. The actual ownership by employees is not determinable by the Company since employees may own shares of Common Stock in street name.

     As of the Record Date, no individual director or executive officer beneficially owned one percent or more of the Common Stock outstanding and entitled to vote at the Annual Meeting, except Mr. Weill who beneficially owned 4,489,656 shares (1.4%) of Common Stock, including 708,888 shares that he had the right to acquire pursuant to options exercisable within 60 days of the Record Date. As of the Record Date, no individual director or executive officer beneficially owned one percent or more of the Series C Preferred Stock, and no director or executive officer beneficially owned any shares of any other series of the Company's preferred stock. Except as otherwise expressly stated in the footnotes to the following table, beneficial ownership of shares means that the beneficial owner thereof has sole voting and investment power over such shares.

                                                        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                         ------------------------------------------------------------------------
                                                             STOCK OPTIONS
                                            COMMON STOCK      EXERCISABLE       TOTAL
                                         BENEFICIALLY OWNED    WITHIN 60     COMMON STOCK         SERIES C
                                             EXCLUDING          DAYS OF      BENEFICIALLY      PREFERRED STOCK
     NAME/TITLE                               OPTIONS         RECORD DATE      OWNED(1)     BENEFICIALLY OWNED(2)
- ---------------------------------------  ------------------  -------------  --------------  ---------------------
C. Michael Armstrong...................            4,598          (3)               4,598         --
  Director
Kenneth J. Bialkin.....................          146,692          (3)             146,692         --
  Director
Richard H. Booth(4)....................           39,265           57,076          96,341        994
  Director
Edward H. Budd(5)......................          159,402          148,653         308,055      1,043
  Director
Joseph A. Califano, Jr.(6).............           27,038          (3)              27,038         --
  Director
Robert W. Crispin......................           18,788           36,544          55,332        446
  Director
Douglas D. Danforth....................           34,778          (3)              34,778         --
  Director
Robert F. Daniell......................            4,910          (3)               4,910         --
  Director

                     (Chart continued and footnotes begin on the following page)

(Chart continued)

                                                        AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                         ------------------------------------------------------------------------
                                                             STOCK OPTIONS
                                            COMMON STOCK      EXERCISABLE       TOTAL
                                         BENEFICIALLY OWNED    WITHIN 60     COMMON STOCK         SERIES C
                                             EXCLUDING          DAYS OF      BENEFICIALLY      PREFERRED STOCK
     NAME/TITLE                               OPTIONS         RECORD DATE      OWNED(1)     BENEFICIALLY OWNED(2)
- ---------------------------------------  ------------------  -------------  --------------  ---------------------
James Dimon............................          438,107           60,055         498,162         --
  Director and Executive Officer
Leslie B. Disharoon....................           72,692          (3)              72,692         --
  Director
Gerald R. Ford.........................           20,281          (3)              20,281         --
  Director
Robert F. Greenhill....................        1,554,955                0       1,554,955         --
  Director and Executive Officer
Ann Dibble Jordan......................            3,449          (3)               3,449         --
  Director
Robert I. Lipp(7)......................          388,503           60,787         449,290         --
  Director and Executive Officer
Dudley C. Mecum(8).....................           37,003          (3)              37,003         --
  Director
Andrall E. Pearson.....................           27,252          (3)              27,252         --
  Director
Frank J. Tasco.........................            6,568          (3)               6,568         --
  Director
Linda J. Wachner.......................            5,959          (3)               5,959         --
  Director
Sanford I. Weill(9)....................        3,780,768          708,888       4,489,656         --
  Director and Chief Executive Officer
Joseph R. Wright, Jr...................           20,040          (3)              20,040         --
  Director
Arthur Zankel(10)......................           89,655          (3)              89,655         --
  Director
Frank G. Zarb(11)......................          488,788          361,357         850,145         --
  Director and Executive Officer
All directors and executive officers as
a group (26 persons)(12)...............        7,920,615        1,593,647       9,514,262       2,483

- ---------------

 (1) This information includes, as of the Record Date, the following shares which are also deemed "beneficially owned": (i) the following number of shares of Common Stock granted in payment of directors' fees to non-employee directors under the Company's plan, but receipt of which is deferred: Mr. Bialkin, 26,692; Mr. Budd, 2,694; Mr. Califano, 17,602;
     Mr. Danforth, 22,756; Mr. Disharoon, 26,692; Mr. Mecum, 26,692; Mr. Pearson, 26,692; Mr. Tasco, 4,568; Mr. Wright, 12,640; and Mr. Zarb, 9,089;
     (ii) the following number of shares of Common Stock issued in exchange for shares of old Travelers common stock held under the old Travelers Deferred Compensation Plan for Non-employee Directors, receipt of which is deferred:
     Mr. Armstrong, 3,737; Mr. Lipp, 665; Mr. Weill, 891; and Mr. Zarb, 395;
     (iii) the following number of shares of Common Stock held (as of February 28, 1994, unless otherwise noted) under the Savings Plan of the Company or its subsidiaries, as to which the holder has voting power but not dispositive power: Mr. Dimon, 202; Mr. Lipp, 4,102; Mr. Weill, 4,508; and Mr. Zarb, 119 (as of December 31, 1993); (iv) the following number of shares of Common Stock issued in exchange for shares of common stock of old Travelers under the savings and investment feature of the TESIP Plan: Mr. Booth, 1,161; and Mr. Budd, 3,029; and (v) the following number of shares of Common Stock

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)

     awarded pursuant to the CAP Plan as to which the holder may direct the vote but which remain subject to forfeiture and restrictions on disposition: Mr. Budd, 40,000; Mr. Dimon, 38,734; Mr. Lipp, 38,615; Mr. Weill, 83,976; and
     Mr. Zarb, 69,550. Mr. Greenhill holds 573,467 shares of restricted stock under his employment contract. See "Executive Compensation--Employment Protection Agreements," below.

 (2) The TESIP Plan was assumed by the Company in connection with the Travelers Merger. The TESIP Plan includes a tax-deferred savings and investment feature (similar to the Company's 401(k) Plan) that permits investment in the Company's Common Stock. In addition, the employer match feature of the TESIP Plan is currently made in the form of Series C Preferred Stock, held of record by the ESOP Trustee, and convertible into one share of the Company's Common Stock for each $66.21 of stated value of the Series C Preferred Stock. Accordingly, the number of shares of Series C Preferred Stock set forth in this table (as of February 28, 1994) may (by virtue of such currently exercisable conversion right) be deemed to represent beneficial ownership of an aggregate of approximately 1,996 shares of Common Stock.

 (3) Non-employee directors are not eligible to receive stock option grants under the Company's plans.

 (4) Includes 11 shares of Common Stock owned by Mr. Booth's wife, as to which Mr. Booth disclaims beneficial ownership.

 (5) Includes 703 shares of Common Stock owned by Mr. Budd's wife, as to which Mr. Budd disclaims beneficial ownership.

 (6) Includes 800 shares of Common Stock owned by Mr. Califano's wife and 120 shares held by Mr. Califano as custodian, as to which Mr. Califano disclaims beneficial ownership.

 (7) Includes 10,000 shares of Common Stock owned by Mr. Lipp's children, as to which Mr. Lipp disclaims beneficial ownership.

 (8) Includes 711 shares of Common Stock owned by Mr. Mecum's wife, as to which Mr. Mecum disclaims beneficial ownership.

 (9) Includes 100 shares of Common Stock owned by Mr. Weill's wife, as to which Mr. Weill disclaims beneficial ownership.

(10) Includes 3,000 shares of Common Stock owned by Mr. Zankel's wife and 1,200 shares held by a trust of which Mr. Zankel is a trustee, as to which Mr. Zankel disclaims beneficial ownership.

(11) Includes 6,804 shares of Common Stock owned by Mr. Zarb's wife and 200 shares owned by Mr. Zarb's daughter, as to which Mr. Zarb disclaims beneficial ownership.

(12) This information also includes as "beneficially owned" (i) an aggregate of 19,372 shares of Common Stock and 2,483 shares of Series C Preferred Stock held under the Savings Plan of the Company or its subsidiaries, or under the TESIP Plan, as to which the holder has voting power but not dispositive power, and (ii) an aggregate of 918,971 shares of Common Stock awarded under the CAP Plan, as to which the holder may direct the vote but which remain subject to forfeiture and restrictions on disposition.

                            ------------------------

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange (the "NYSE"), and to furnish the Company with copies of all such Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the year ended December 31, 1993, each of its officers, directors and greater than ten percent stockholders complied with all such applicable filing requirements.

                                    ITEM 1:
                             ELECTION OF DIRECTORS

     The Board of Directors of the Company is classified into three classes. The seven directors serving in Class III have terms expiring at the Annual Meeting. The Class III directors currently serving on the Board, Messrs. Danforth, Daniell, Disharoon, Ford, Lipp and Pearson, and Mrs. Wachner, have been nominated by the Board of Directors for re-election to three-year terms at the Annual Meeting.

     Each Class III nominee elected will hold office until the Annual Meeting of Stockholders to be held in 1997 and until his or her successor has been duly elected and qualified, unless prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death or removal.

     The following information with respect to the principal occupation and business experience and other affiliations of the directors during the past five years has been furnished to the Company by the directors. All ages are given as of the Record Date. Directors' terms as stated below include periods of Board membership with Commercial Credit Company ("CCC"), a predecessor corporation of the Company.

Class III: Nominated for election at the Annual Meeting for a term ending 1997

  Douglas D. Danforth

     Mr. Danforth, 71, has been a director of the Company since 1987. He has been the Managing Partner of the Pittsburgh Pirates Baseball Club since 1988. He was Chairman of the Board and Chief Executive Officer of Westinghouse Electric Corporation from December 1983 to December 1987, and was Vice Chairman and Chief Operating Officer of Westinghouse from 1978 to 1983. Mr. Danforth is a director of The Rubatex Corp., The Sola Corporation and The American European Association, and Chairman of Simmons Upholstered Furniture Corp. Mr. Danforth is also a Trustee of Carnegie-Mellon University, Syracuse University, Allegheny Health Education and Research Foundation, Inc. and the Pittsburgh Trust for Cultural Resources. He is also a member of the Executive Committee of the Allegheny Conference on Community Development, and a director of the Pittsburgh Foundation.

  Robert F. Daniell

     Mr. Daniell, 60, became a director of the Company in December 1993. He is Chairman and Chief Executive Officer of United Technologies Corporation, a broad based designer and manufacturer of high technology products, located in Hartford, Connecticut. He joined the Sikorsky Aircraft Division of United Technologies Corporation in 1956 and served as President of Sikorsky Aircraft from 1981 to 1983. He was a Senior Vice President of United Technologies from 1983 to 1984 and served as its President and Chief Operating Officer from 1984 to February 1992. He was elected a director of United Technologies in 1984, Chief Executive Officer in 1986 and Chairman in 1987. Mr. Daniell is a director of Shell Oil Company. He is also a member of the Conference Board and The Business Council.

  Leslie B. Disharoon

     Mr. Disharoon, 61, has been a director of the Company since 1986. He was Chairman of the Board, President and Chief Executive Officer of Monumental Corporation (an insurance holding company) from 1978 to 1988. He is a director of The Johns Hopkins Health System, Aegon USA, Inc., GRC International Inc. and M.S.D. & T. Funds, Inc., and President of the Caves Valley Club Inc.

  Gerald R. Ford

     The Honorable Gerald R. Ford, 80, has been a director or an honorary director of the Company since 1986. Mr. Ford was President of the United States from August 1974 through January 1977, having served as Vice President of the United States from December 1973 through August 1974. He is a lecturer and a business consultant to several corporations. He is also an advisory director to Texas Commerce Bankshares, Inc. and American Express Company.

  Robert I. Lipp

     Mr. Lipp, 55, has been a director of the Company since 1991, and is a Vice Chairman and Group Chief Executive of the Company. In November 1993, he was named a member of the newly-created Office of the Chairman of the Company. Since completion of the Travelers Merger, Mr. Lipp has acted as chief executive officer of the Travelers insurance companies based in Hartford, Connecticut (the "Travelers Insurance Operations"). From 1991 to 1993, he was Chairman and Chief Executive Officer of CCC, a wholly owned subsidiary of the Company. From April 1986 through September 1991, he was an Executive Vice President of the Company and its corporate predecessor. Prior to joining the Company in 1986, he was a President and a director of Chemical New York Corporation and Chemical Bank where he held senior executive positions for more than five years prior thereto. Mr. Lipp is a director of The New York City Ballet.

  Andrall E. Pearson

     Mr. Pearson, 68, has been a director of the Company since 1986. He has been a Professor at the Harvard Business School since 1985. He was President of Pepsico, Inc. from 1970 to 1984. He is a director of The May Department Stores Company, Pepsico, Inc., Kendall Company and Lexmark Inc. Mr. Pearson is also a director and limited partner of Clayton, Dublier & Rice, Inc., a private investment firm specializing in leveraged acquisitions involving management participation.

  Linda J. Wachner

     Mrs. Wachner, 48, has been a director of the Company since 1991. She has been Chairman, President and Chief Executive Officer of the Warnaco Group, Inc. and of Warnaco Inc., a Fortune 500 apparel company, since April 1986, and Chairman and Chief Executive Officer of Authentic Fitness Corporation, an activewear manufacturer, since May 1990. Mrs. Wachner is also a director of Castle & Cooke Homes, Inc. and the New York City Partnership. She currently serves on the Policy Committee of The Business Roundtable, and on the Board of Trustees of The Aspen Institute and Carnegie Hall. She is a member of the Council on Foreign Relations and the Board of Overseers of Memorial Sloan-Kettering Cancer Center. In 1991, Mrs. Wachner was reappointed by President Bush to the Advisory Committee for Trade Policy Negotiations, on which she also served under President Reagan.

Class I: Term ending 1995

  Richard H. Booth

     Mr. Booth, 46, became a director of the Company in December 1993. He is President of the Travelers Insurance Operations. He joined old Travelers in 1978, became Senior Vice President of Corporate Finance in 1986 and transferred to the Agency Marketing Group in 1989. He was elected Vice Chairman and Chief Insurance Officer of old Travelers in 1990 and its President and Chief Operating Officer in February 1991. Mr. Booth is a Certified Public Accountant, a Chartered Life Underwriter and a Chartered Financial Consultant. He is a member of the American Institute of Certified Public Accountants, the American Society of Chartered Life Underwriters, the American Society of Chartered Financial Consultants and the Financial Analysts Federation. He is a member of the Boards of the World Affairs Council, the University of Hartford, the Old State House Association, Wadsworth Atheneum, Church Homes, and Babson College.

  Edward H. Budd

     Mr. Budd, 60, has been a director of the Company since 1992. Mr. Budd joined The Travelers Corporation in 1955, and was elected a director in 1976 and became Chief Executive Officer in 1981 and Chairman of the Board in 1982. He served as its President from 1976 to 1983 and from 1985 to February 1991. Since completion of the merger of The Travelers Corporation into Primerica Corporation, Mr. Budd has served as Chairman of the Travelers Insurance Operations and as Chairman of the Executive Committee of the Board of Directors of the Company. He is also a director of Delta Air Lines, Inc. and GTE Corporation and a member of The Business Council. Mr. Budd is a director of The American Insurance Association. He is a member of the American Academy of Actuaries, and a Fellow of the Casualty Actuarial Society.

  Joseph A. Califano, Jr.

     Mr. Califano, 62, has been a director of the Company since 1988. He is Chairman and President of the Center on Addiction and Substance Abuse at Columbia University, an independent not-for-profit organization established to combat all forms of substance abuse. From 1983 to 1992, he was a Senior Partner at the law firm of Dewey Ballantine, which performs legal services for the Company from time to time. He is a director of Authentic Fitness Corporation, Automatic Data Processing, Inc., Chrysler Corporation, Kmart Corporation, New York Telephone and Warnaco Inc., and a trustee of the American Ditchley Foundation, New York University and The Twentieth Century Fund. He serves as Chairman of the Institute for Social and Economic Policy in the Middle East at the Kennedy School of Government at Harvard University, and as a Governor of New York Hospital, as a Director of Georgetown University and a member of the governing council of the Institute of Medicine of the National Academy of Sciences. Mr. Califano served as Secretary of the United States Department of Health, Education and Welfare from 1977 to 1979. He was Special Assistant for Domestic Affairs to the President of the United States for the period from 1965 to 1969, and held various positions in the United States Department of Defense from 1961 to 1965. He is the author of eight books.

  Robert W. Crispin

     Mr. Crispin, 47, became a director of the Company in December 1993. Since July 1991, he has been Vice Chairman and Chief Investment Officer of the Travelers Insurance Operations. Mr. Crispin joined Capital Holding Corporation in 1981 and served as Senior Vice President from 1984 to 1986. He was Executive Vice President, Investments and Individual Life Insurance, of Lincoln National Corporation from 1986 to 1991. Mr. Crispin is a Chartered Financial Analyst, and a member of the American Council of Life Insurance Task Force on Requirements for Market Value Accounting and the Committee on Investment Executive Seminars. He is a board member of the Connecticut Business and Industry Association, and also serves on the portfolio subcommittee of Wesleyan University and the Hartford Whalers Advisory Board.

  James Dimon

     Mr. Dimon, 37, has been a director of the Company since September 1991. He is President, Chief Operating Officer and Chief Financial Officer of the Company. In November 1993, he was named a member of the newly-created Office of the Chairman of the Company. He was, from May 1988 to September 1991, Executive Vice President and Chief Financial Officer of the Company, and was Senior Executive Vice President and Chief Administrative Officer of Smith Barney Inc., a subsidiary of the Company, from 1990 to 1991. He is also a director, the Chief Operating Officer and a member of the Executive Committee of Smith Barney Shearson Inc., the Company's investment banking and securities brokerage subsidiary ("SBS"), and a director and the Chief Operating Officer of Smith Barney Shearson Holdings Inc. ("SBS Holdings"), the immediate parent company of SBS. From 1986 to 1988, Mr. Dimon was Senior Vice President and Chief Financial Officer of CCC, the Company's predecessor. From 1982 to 1985, he was a Vice President of American Express Company and Assistant to the President,
Sanford I. Weill. Mr. Dimon is a trustee of New York University Medical Center, Chairman of the Board of the New York Academy of Finance, and a member of the Young Presidents' Organization.

  Ann Dibble Jordan

     Ms. Jordan, 59, has been a director of the Company since 1989. She is a consultant and serves on the Board of Directors of Johnson & Johnson Corporation, Capital Cities/ABC, Inc., Hechinger Company, the National Symphony Orchestra, The Phillips Gallery, Child Welfare League, National Health Laboratories, Automatic Data Processing, Inc. and the Salant Corp. She was formerly the Director of the Department of Social Services for the University of Chicago Medical Center from 1986 to 1987, and was also Field Work Associate Professor at the School of Social Service Administration of the University of Chicago from 1970 to 1987. She served as the Director of Social Services of Chicago Lying-in Hospital from 1970 to 1985.

  Frank J. Tasco

     Mr. Tasco, 66, has been a director of the Company since 1992. He is Chairman of the Executive Committee of the Board of Directors of Marsh & McLennan Companies, Inc., a professional services firm with insurance and reinsurance broking, consulting and investment management businesses which, together with certain of its subsidiaries, has had transactions with the Company and various of its subsidiaries in the ordinary course of business. Mr. Tasco began his career with Marsh & McLennan Companies, Inc. in 1954. He was elected its President and Chief Operating Officer in September 1984, and served as its Chief Executive Officer from January 1986 until his retirement in May 1992 and as its Chairman from May 1986 until his retirement in May 1992. Mr. Tasco is currently a director of Marsh & McLennan Companies, Inc. and the Terra Nova Insurance Company, Ltd. He became Chairman of the Board of Directors of Borden, Inc. in December 1993 and is a member of the Board of Directors of NYNEX--New York. He was a member of the President's Drug Advisory Council and is at present Chairman of New York Drugs Don't Work and its Leadership Committee. He is Chairman of the Board of Directors of the Phoenix House Foundation; a member of the Board of Directors of St. Francis Hospital, Roslyn, New York; and former Chairman of the New York Stock Exchange Listed Companies Advisory Committee. Mr. Tasco is a member of the Board of Trustees of New York University and of the New York City Partnership and is chairman of its Public Safety Committee. He serves as a trustee of the Inner-City Scholarship Fund. He is a member of the Council on Foreign Relations, the Lincoln Center Consolidated Corporate Fund Leadership Committee, the Foreign Policy Association and the Business Council for the United Nations. In addition, he has served on the Mayor's Private Sector Survey for the City of New York.

  Frank G. Zarb

     Mr. Zarb, 59, has been a director of the Company since 1986, and is a Vice Chairman and Group Chief Executive of the Company. In November 1993, he was named a member of the newly-created Office of the Chairman of the Company. He was Chairman and Chief Executive Officer of Smith Barney Inc. and Smith Barney, Harris Upham & Co. Incorporated from November 1988 to June 1993, and President of such corporations from June 1989 to June 1993. He was a General Partner at Lazard Freres & Co. (an investment banking firm) from 1978 to 1988. Previously, he served in the United States Government as Administrator for the Federal Energy Administration from 1974 to 1977; Assistant to the President of the United States for Energy Affairs from 1975 to 1977; Associate Director of the United States Office of Management and Budget from 1973 to 1974; and United States Assistant Secretary of Labor from 1971 to 1972. Mr. Zarb is a director of the Securities Investor Protection Corporation, and Foamex International, Inc. and a member of the Board of Trustees of Hofstra University and the Gerald R. Ford Foundation. He is a member of the New York Stock Exchange Nominating Committee, and serves on the U.S. Enrichment Corporation's Board of Directors.

Class II: Term ending 1996

  C. Michael Armstrong

     Mr. Armstrong, 55, became a director of the Company in December 1993. He is Chairman and Chief Executive Officer of Hughes Aircraft Company, a designer and manufacturer of electronics, space and communications products and services, located in Los Angeles, California. Mr. Armstrong joined IBM Corporation in 1961 and was appointed Senior Vice President in 1983. In 1988 he became a member of IBM's Management Committee and in 1989 was appointed Chairman of IBM World Trade Corporation, positions which he held through February 1992. Mr. Armstrong was elected Chairman and Chief Executive Officer of Hughes Aircraft Company in March 1992. He is a member of the National Advisory Committee, College of Engineering of the University of Michigan and the Board of Trustees of Johns Hopkins University. He is a member of the Board of Trustees of The Conference Board, the Council on Foreign Relations and the Supervisory Board of the Thyssen-Bornemisza Group. Mr. Armstrong is also a member of the National Security Telecommunications Advisory Committee and the Defense Policy Advisory Committee on Trade, and serves on the Board of Directors of The Los Angeles World Affairs Council and the Board of Directors of Rebuild LA.

  Kenneth J. Bialkin

     Mr. Bialkin, 64, has been a director of the Company since 1986. He has been for more than five years a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom, which performs legal services for the Company from time to time. Mr. Bialkin is also a director of The Municipal Assistance Corporation for the City of New York, Oshap Technologies, Ltd., Tecnomatix Technologies Ltd. and Sapiens International Corporation N.V.

  Robert F. Greenhill

     Mr. Greenhill, 57, became a director of the Company in August 1993. In November 1993, he was named a member of the newly-created Office of the Chairman of the Company. He became Chairman and Chief Executive Officer of SBS, the Company's investment banking and securities brokerage subsidiary, in June 1993. He also serves as Chairman and Chief Executive Officer of SBS Holdings. Mr. Greenhill was President of Morgan Stanley Group, Inc. from January 1991 to June 1993. Morgan Stanley has provided investment banking services to the Company or its subsidiaries in the ordinary course from time to time. Mr. Greenhill joined Morgan Stanley in 1962 and became a Partner in 1970. In 1972, he directed Morgan Stanley's newly-formed Mergers and Acquisitions Department. In 1980, Mr. Greenhill was named director of Morgan Stanley's Investment Banking Division with responsibility for domestic and international corporate finance, mergers and acquisitions, merchant banking, capital market services and real estate. In 1980, he also became a member of Morgan Stanley's Management Committee which was the firm's policy-making group. He became a Vice Chairman of Morgan Stanley Group, Inc. in January 1989. Mr. Greenhill is a trustee of the Whitney Museum of American Art, a trustee of the American Enterprise Institute for Public Policy Research, a member of the International Advisory Board of the British-American Chamber of Commerce, and is also a member of the Advisory Board of the New York Academy of Finance.

  Dudley C. Mecum

     Mr. Mecum, 59, has been a director of the Company since 1986. Since August 1989, Mr. Mecum has been a Partner in the firm of G.L. Ohrstrom & Co. (a merchant banking firm). Formerly, he was Chairman of Mecum Associates, Inc. (a management consulting firm) from 1987 to 1989. He was President of Environmental and Engineering Services and was a senior executive and director of Combustion Engineering, Inc. from 1985 to December 1987. Mr. Mecum was Managing Partner of the New York office of Peat Marwick Mitchell & Co. (now KPMG Peat Marwick) from 1979 to 1985. He served in the United States Government as Assistant Director of the United States Office of Management and Budget in 1973 and as United States Assistant Secretary of the Army (Installations and Logistics) from 1971 to 1973. Mr. Mecum is a director of Fingerhut Companies, Inc., Dyncorp, Vicorp

Restaurants, Inc., Lyondell Petrochemical Corp. and Roper Industries, Inc. Mr. Mecum is also a director and Chairman of Alden Industries, Inc., a privately held company manufacturing commercial water heaters and boilers.

  Sanford I. Weill

     Mr. Weill, 60, has been a director of the Company since 1986. He has been Chairman of the Board and Chief Executive Officer of the Company and its predecessor, CCC, since 1986; he was also its President from 1986 until 1991. He was President of American Express Company from 1983 to 1985; Chairman of the Board and Chief Executive Officer of American Express Insurance Services, Inc. from 1984 to 1985; Chairman of the Board and Chief Executive Officer, or a principal executive officer, of Shearson Lehman Brothers Inc. from 1965 to 1984; Chairman of the Board of Shearson Lehman Brothers Holdings Inc. from 1984 to 1985; and a founding partner of Shearson's predecessor partnership from 1960 to 1965. He is Chairman of the Board of Trustees of Carnegie Hall, and a director of the Baltimore Symphony Orchestra. Mr. Weill is a member of the Board of Governors of New York Hospital and is Vice Chairman of the Board of Overseers of Cornell University Medical Center and a member of the Joint Board of New York Hospital--Cornell University Medical College. He is a member of Cornell University's Johnson Graduate School of Management Advisory Board and a Board of Trustees Fellow. He has served as Chairman of the Joint Mayoral/City Council Commission on Early Child and Child Care Programs during the Dinkins Administration. He is co-chair, serving with New York Lieutenant Governor Stan Lundine, of the Leadership Council for the Early Childhood Investment Fund. He is also a member of The Business Roundtable.

  Joseph R. Wright, Jr.

     Mr. Wright, 55, has been a director of the Company since 1990. From 1989 to 1993, he was Executive Vice President and Vice Chairman of W.R. Grace & Co. (a $6 billion international specialty chemicals and healthcare company). Mr. Wright is a member of the Board of Directors/Advisors of Baker & Taylor Holdings, Inc., the National Association of Manufacturers, the Freedom Foundation, Ardshiel, Inc., the Council for Excellence in Government, the Board of Trustees of Hampton University, and a member of the President's Export Council, Chief Executives Organization, World Business Council, National Academy for Public Administration, the Budget Process
Reform Commission and the Citizens for a Sound Economy. He was
Director and Deputy Director of the United States Office of
Management and Budget from 1982 to 1989, and a member of President Reagan's Cabinet and Deputy Secretary of Commerce from 1981 to 1982. Prior thereto, he was president of two Citicorp retail credit card subsidiaries and a partner of Booz, Allen & Hamilton. He received the President's "Citizenship Award" in 1989.

  Arthur Zankel

     Mr. Zankel, 62, has been a director of the Company since 1986. He has been Co-Managing Partner of First Manhattan Co. (a research and investment management company) since 1980. He is also a director of Vicorp Restaurants, Inc. and Fund American Enterprises Holdings, Inc. and a trustee of Skidmore College, Carnegie Hall and New York Foundation.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors met ten times during 1993. Each director attended at least 75 percent of the meetings of the Board of Directors of the Company and Board Committees of which he or she was a member during 1993 or the period thereof during which he or she was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

     The following are the current members and functions of the standing committees of the Board of Directors.

     Executive Committee. The members of the Executive Committee are Messrs. Budd (Chairman), Bialkin, Weill, Wright, Zankel and Zarb. The Executive Committee meets in place of the full Board of Directors when scheduling makes it difficult to convene all of the directors or when issues arise requiring immediate attention. The Executive Committee met three times during 1993.

     Audit Committee. The members of the Audit Committee are Messrs. Mecum (Chairman), Califano, Danforth, Disharoon, Tasco and Wright. The primary functions of the Audit Committee, composed entirely of non-management directors, are to pass upon the scope of the independent certified public accountants' examination, to review with the independent certified public accountants and the Company's principal financial and accounting officers the audited financial statements and matters that arise in connection with the examination, to review the Company's accounting policies and the adequacy of the Company's internal accounting controls, and to review and approve the independence of the independent certified public accountants. The Audit Committee met seven times during 1993.

     Nominations and Compensation Committee. In January 1993, the Stock Option Committee and Compensation Committee were consolidated into the Nominations and Compensation Committee (the "Committee"). The members of the Committee are Messrs. Zankel (Chairman), Bialkin, Ford and Pearson, Ms. Jordan and Mrs. Wachner.

     From time to time, the Committee acts as a nominating committee in recommending candidates to the Board as nominees for election at the Annual Meeting of Stockholders or to fill such Board vacancies as may occur during the year. The Committee will consider candidates suggested by directors or stockholders. Nominations from stockholders, properly submitted in writing to the Secretary of the Company, will be referred to the Committee for consideration.

     The Committee represents the full Board of Directors in matters relating to the compensation of Company officers and, from time to time, recommends to the full Board of Directors appropriate methods and rates of director compensation. It also administers the Company's Option Plan, the Company's CAP Plan and those option plans of old Travelers assumed by the Company in connection with the Travelers Merger. The Committee will also be responsible for administration of The Travelers Inc. Executive Performance Compensation Plan (the "Compensation Plan") if it is approved by stockholders at the Annual Meeting. See "Item 4:
Approval and Adoption of The Travelers Inc. Executive Performance Compensation Plan."

     The Committee met eight times during 1993.

HONORARY DIRECTORS

     Honorary directors may be designated by the Board of Directors from time to time on an annual basis. There are no designated honorary directors for 1994.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE SEVEN NOMINEES IN CLASS III, DOUGLAS D. DANFORTH, ROBERT F. DANIELL, LESLIE B. DISHAROON, THE HONORABLE GERALD R. FORD, ROBERT I. LIPP, ANDRALL E. PEARSON AND LINDA J. WACHNER, AS A DIRECTOR OF THE COMPANY FOR A THREE-YEAR TERM. Assuming the presence of a quorum, directors shall be elected by a plurality of the votes cast at the Annual Meeting by holders of Common Stock and Series C Preferred Stock, voting as a single class, for the election of directors. Under applicable Delaware law, in tabulating the vote, broker non-votes will not be considered present at the Annual Meeting, and will have no effect on the vote.

                             EXECUTIVE COMPENSATION

REPORT OF THE NOMINATIONS AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Statement of Philosophy. The Company seeks to attract and retain highly qualified employees at all levels, including particularly executive officers whose performance is critical to the Company's success. In order to accomplish this, the Company is willing to provide superior compensation for superior performance. The Committee measures such performance on either a company-wide or a business unit basis, or using both criteria, as the nature of an executive's responsibilities may dictate.

     Compensation of executive officers in 1993 consisted of base salary and discretionary bonuses, a significant portion of which was restricted stock awarded pursuant to the Company's CAP Plan. In addition, under the Company's long-standing policy of providing economic incentives to its employees at all levels in the form of stock ownership, the Company from time to time grants stock options not only to executive officers but to a broad range of employees. All executives who are members of the Company's Planning Group have previously represented that, for so long as they are members of such group and participate in the reload program under the Option Plan, they will not dispose of their Common Stock except for donations to charity or for use in connection with participation in the stock option and restricted stock plans of the Company.

     It is also the Company's policy to take all reasonable steps to obtain the fullest possible corporate tax deduction for compensation paid to its executive officers by qualifying for the exemptions from limitations on such deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). To this end, in 1993 the Company requested and received stockholder approval for changes to the Option Plan to meet such Code requirements, and seeks stockholder approval at the Annual Meeting of a bonus compensation plan designed to have such effect.

     1993 Committee Review Process. Executive compensation is reviewed and approved annually by this Committee, which is composed entirely of non-employee directors. The Committee considered and gave various weight to both qualitative and quantitative factors, including such factors as earnings, earnings per share, return on equity and return on assets. In conducting such review, the Committee has generally examined changes in the Company's financial results over time, both overall corporate results and on an operating unit basis, and comparative data for comparable companies, to the extent it is publicly available. However, the analysis of corporate performance in financial reporting terms alone is not determinative. The Committee has given significant weight to qualitative factors in approving 1993 compensation with particular emphasis on the performance of the Company's executive team in a year in which two major acquisitions have been completed and the scope of responsibilities of each of the most senior executive officers has been expanded.

     With regard to its consideration of compensation for the chief executive officer and the four other most highly compensated executive officers of the Company, the Committee requested the assistance of the Actuarial, Benefits and Compensation Consulting Services of the accounting firm of Ernst & Young. Ernst & Young identified 14 comparator companies as competing in whole or in part directly with one or more business segments of the Company. Of this group of 14 companies, ten are companies included in the industry peer group used in the performance graph included in these proxy materials.

     Ernst & Young concluded that it was appropriate to examine compensation of comparable chief executive officers in companies within the comparator group most nearly coinciding with the responsibilities of each of the Company's executive officers. Comparisons were then made in each of the areas of annual compensation, long-term compensation and total compensation between the Company's compensation of the five individuals named in the Summary Compensation Table and the compensation reported by the most nearly comparable companies within the comparator group. Based upon such analysis, Ernst & Young opined affirmatively as to the appropriateness of the 1993 compensation of the Company's five senior executives.

     The Committee has reviewed the Ernst & Young data and, in addition to factors considered by the Committee as discussed elsewhere in this report, has concluded that the compensation of each of the senior executives named in the Summary Compensation Table was appropriate.

     Base Salary. Increases in base salary paid to all executive officers are determined periodically, based upon the individual's performance, any change in the scope of responsibilities and the individual's seniority and experience. Examination of competitors' pay practices in this area is conducted periodically to ensure that the Company will be in a position to attract new talent and retain current valuable employees.

     Incentive Bonuses. Although there was no fixed formula for each component of overall compensation for 1993, discretionary bonus awards were a substantial part of total compensation of Company executives. Factors considered included not only individual performance but also performance of each business unit for which the executive may be directly responsible, and such individual's contributions to overall Company policy and strategic decisions through membership in the corporate Planning Group that consists of the most senior executives of the Company. Because a percentage of executive compensation is paid in the form of restricted stock under the Company's CAP Plan, bonus awards are not only a short-term cash reward but also a long-term incentive that ties future realization of benefits by such executives to the enhancement of stockholder values. The restricted period applicable to awards to executive officers under the CAP Plan will be extended from two to three years beginning with the awards made with respect to 1994, in furtherance of the long term nature of such compensation. In addition, the Executive Performance Compensation Plan that is proposed for stockholder action at the 1994 Annual Meeting will result in determination of maximum bonuses payable under such plan to the chief executive officer and the other four most highly compensated executives.

     Stock Options. Other than grants of stock options that arose by operation of the reload feature of the Option Plan approved by stockholders in 1992, no grants of stock options were made except those in consideration of the promotion of Mr. Dimon and his assumption of greater corporate responsibilities as President and Chief Operating Officer of the Company, and in order to attract to the Company an executive of the caliber of Mr. Greenhill to enhance the operations of the new Smith Barney Shearson. In making option awards generally, the Committee considers the number of options previously granted to each executive in order to determine whether the total number of shares covered by all outstanding option awards adequately reflects the individual's importance to the future success and profitability of the Company.

     Compensation of the Chief Executive Officer. 1993 was an extraordinary year, marked by completion of two major acquisitions that changed the profile of the Company and substantially increased its size. Operationally, the Company achieved a significant increase in earnings and, the Committee believes, in stockholder value as well. Mr. Weill provided the leadership for these accomplishments.

     Accordingly, the Committee believes that an increase of approximately 6.5% in Mr. Weill's salary and an approximate 89% increase in his cash bonus compensation is consistent with the relative importance given to salary and bonus compensation discussed above. No grants of additional stock options were made, other than by operation of the reload feature of the Company's Option Plan upon Mr. Weill's exercise of his Control Data options and the reload options associated with such exercise.

                         THE NOMINATIONS AND COMPENSATION COMMITTEE:

                ARTHUR ZANKEL (Chairman)                   ANN DIBBLE JORDAN
                KENNETH J. BIALKIN                         ANDRALL E. PEARSON
                THE HONORABLE GERALD R. FORD               LINDA J. WACHNER

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Kenneth J. Bialkin is a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom, which performs legal services for the Company from time to time. In addition, pursuant to the Stock Purchase Agreement dated September 20, 1992 between the Company and old Travelers under which the Company acquired an approximate 27% investment in old Travelers, the Company obtained the right to have proportional representation on the Board of Directors of old Travelers and on each of the Committees of the Board of Directors of old Travelers. Accordingly, during 1993, one of the Company's executive officers (Mr. Weill) was one of four members of the Nominations, Compensation and Human Resources Committee of the Board of Directors of old Travelers. Mr. Budd, former
Chairman and Chief Executive Officer of old Travelers, is a member of the Board of Directors of the Company (but not a member of the Company's Nominations and Compensation Committee). On December 31, 1993, upon receipt of stockholder approval, and pursuant to the Plan and Agreement of Merger dated as of September 23, 1993, old Travelers was merged with and into the Company. In addition to these transactions during 1993, the Company and various of its subsidiaries engaged in insurance and other business transactions with old Travelers in the ordinary course from time to time.

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth compensation paid by the Company and its subsidiaries to the chief executive officer and the four other most highly compensated executive officers for services rendered to the Company and its subsidiaries in all capacities during each of the fiscal years ended December 31, 1993, 1992 and 1991. The format of this table has been established by the SEC. ALL SHARE NUMBERS IN COLUMN (G) AND IN THE FOOTNOTES TO THE TABLE HAVE BEEN RESTATED TO THE EXTENT NECESSARY TO GIVE EFFECT TO THE TWO STOCK DIVIDENDS DECLARED AND PAID DURING 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                            COMPENSATION
                                                     ANNUAL COMPENSATION                      AWARDS(A)
                                           ---------------------------------------  -----------------------------
             (A)                   (B)         (C)          (D)           (E)           (F)            (G)               (I)
- ------------------------------  ---------  -----------  -----------  -------------  -----------  ----------------  ---------------
                                                                         OTHER      RESTRICTED      SECURITIES
                                                                        ANNUAL         STOCK     UNDERLYING STOCK     ALL OTHER
           NAME AND                          SALARY        BONUS     COMPENSATION     AWARDS     OPTIONS (NUMBER    COMPENSATION
     PRINCIPAL POSITIONS          YEAR         ($)          ($)           ($)         ($)(C)        OF SHARES)         ($)(D)
- ------------------------------  ---------  -----------  -----------  -------------  -----------  ----------------  ---------------
Sanford I. Weill..............       1993  $ 1,018,750  $ 3,030,313   $   242,290   $ 1,618,515      2,057,219        $   2,404
  Chairman of the Board and          1992      957,308    1,603,750       190,821     1,028,317      4,871,102            1,900
    Chief Executive Officer          1991      857,219    1,345,695                     872,373      1,250,081
Frank G. Zarb.................       1993      832,083    2,101,250       (B)         1,145,659        581,270            1,000
  Vice Chairman and Group            1992      794,400    1,622,500       (B)           969,975        374,634            1,000
    Chief Executive                  1991      741,667    1,524,583                     900,547        118,824
Robert I. Lipp................       1993      532,083    1,276,979       (B)           666,691        184,541            1,900
  Vice Chairman and Group            1992      503,846      910,000       (B)           519,955        400,613            1,576
    Chief Executive                  1991      453,846      771,538                     437,947        104,641
James Dimon...................       1993      518,750    1,430,312       (B)           726,202        450,530            1,132
  President, Chief Financial         1992      453,462      885,000       (B)           486,664        483,104            1,132
    Officer and Chief                1991      406,731      708,317                     388,901        122,840
    Operating Officer
Robert F. Greenhill(E)........       1993      516,635    3,448,341       (B)        19,982,785      1,333,333                0
  Chairman and CEO, Smith
    Barney Shearson Inc.

                                                   (Footnotes on following page)

(Footnotes for preceding page)

Ownership of Common Stock as of the Record Date for the named
individuals--Mr.Weill: 3,692,181 shares; Mr. Zarb: 403,024 shares; Mr. Lipp:
335,784 shares; Mr. Dimon: 399,158 shares; and Mr. Greenhill: 981,488 shares.
- ---------------

(A) The shares reflected as grants of stock options for 1991, 1992 and 1993 were in each case reload options created automatically upon an exercise of outstanding options by a surrender of previously owned shares, except for options covering 230,666 shares granted to Mr. Dimon in 1993 and covering 1,333,333 shares granted to Mr. Greenhill in 1993.
(B) No disclosure is required in this column for fiscal years ended before December 15, 1992. Except as set forth in this column, none of the executive officers received perquisites or other personal benefits during 1993 in an amount equal to or exceeding $50,000. The aggregate amount set forth for Mr. Weill for 1993 includes perquisites of which $45,418 was for use of Company transportation and $36,303 was for financial planning services.
(C) Restricted stock awards are made under the Company's CAP Plan. The CAP Plan provides for payment, mandatory as to senior executives and others within the Company, of a portion of compensation in the form of awards of restricted stock at a discount (currently 25%) from market value. Under the current award formula in effect under the CAP Plan for corporate executives, the following percentages of annual compensation are payable in the form of shares of restricted stock:

ANNUAL COMPENSATION                                                      % IN RESTRICTED STOCK
- --------------------------------------------------------------------  ---------------------------
Up to $200,000......................................................                  10%
$200,001 to $400,000................................................                  15%
$400,001 to $600,000................................................                  20%
Amounts over $600,000...............................................                  25%

     Annual compensation generally consists of salary and incentive awards. Except under limited circumstances, the recipient of restricted stock is not permitted to sell or otherwise dispose of such stock (except by will or the laws of descent and distribution) for a period of two years from the date of grant (or such other period as may be determined to be applicable to various classes of participants in the sole discretion of the Committee). Except as noted in footnote (E), all of the awards listed in the table vest on the second anniversary of the date of grant. The restricted period applicable to awards made for the 1994 plan year, however, will generally be three years. Upon expiration of such restricted period, and assuming the recipient's continued employment with the Company, the shares of restricted stock become fully vested and freely transferable. From the date of grant, the recipient may vote the restricted stock and receives dividends or dividend equivalents on the shares of restricted stock at the same rate as dividends are paid on all outstanding shares of Common Stock. As of December 31, 1993, the total holdings of CAP Plan restricted stock and the market value at such date of such shares for each of the persons in the Summary Compensation Table were as follows: Mr.
     Weill: 83,976 shares ($3,264,567); Mr. Zarb: 69,550 shares
     ($2,703,756.25); Mr. Lipp: 38,615 shares ($1,501,158.125); Mr. Dimon:
     38,734 shares  ($1,505,784.25); and Mr. Greenhill: 40,134 shares
     ($1,560,209.25). The  year-end market price was $38.875 per share.
(D) Represents the Company matching grant for 1993 pursuant to the Company's Savings Plan (in the form of Common Stock having a market value of $1,000 at December 31, 1993) and supplemental life insurance premiums paid by the Company. No disclosure is required in this column for fiscal years ended before December 15, 1992.
(E) Mr. Greenhill joined the Company in June 1993. In addition to the restricted stock awarded under the CAP Plan (referred to in Footnote C above), Mr. Greenhill received a restricted stock award pursuant to his employment agreement. See "Employment Protection Agreements," below. Such award covered 533,333 shares, with an aggregate year-end market price (at $38.875 per share) of $20,733,320, and vests at a rate of 20% per year on the anniversary of the date of grant.

STOCK OPTIONS GRANTED

     The following table sets forth information with respect to stock options granted during 1993 to each of the executives named in the Summary Compensation Table. All options granted arose under the reload feature of the Option Plan except for Mr. Dimon's grant covering 230,666 shares and Mr. Greenhill's grant covering 1,333,333 shares. For Messrs. Weill, Lipp and Dimon (except as noted), these reload options arose upon the excercise of reload options associated with the stock options granted by Control Data Corporation ("Control Data Options") in 1986 when it was the parent company of the Company's corporate predecessor to facilitate the public offering of such subsidiary's stock.

     The "Grant Date Present Value" numbers set forth in the table below were derived by application of a variation of the Black-Scholes option pricing model. The following assumptions were used in employing such model:

        . stock price volatility was calculated by using the closing price of the Company's Common Stock on the NYSE Composite Transactions Tape for the one year period prior to the grant date of each option;

        . the risk-free interest rate for each option grant was the closing market yields on 5-year Treasury notes or 10-year Treasury bonds on the date of grant, as reported by the Federal Reserve;

        . the dividend yield on the date of the option grant (based upon the actual dividend rate of either 12 cents per share during the first two quarters of 1993 or 12.5 cents per share during the last two quarters of 1993) was assumed to be constant over the life of the option;

        . exercise of the option was deemed to occur 3.75 years after the date of grant, based upon the Company's historical experience of the average period between the grant date and exercise date for those options that have vested; and

        . a discount of 9.375% was applied to the option value derived from the model to reflect the nontransferability and risk of forfeiture of such employee stock options during the average 3.75 years between grant date and exercise date referred to in the preceding paragraph.

     The potential value of options granted depends entirely upon a long-term increase in the market price of the Common Stock: if the stock price does not increase, the options would be worthless and if the stock price does increase, this increase would benefit both option holders and all stockholders commensurately. ALL SHARE NUMBERS IN COLUMN (B) AND EXERCISE PRICES IN COLUMN
(D) HAVE BEEN RESTATED TO THE EXTENT NECESSARY TO GIVE EFFECT TO THE TWO STOCK DIVIDENDS DECLARED AND PAID DURING 1993.

                          OPTION GRANTS IN 1993(A)

                                           INDIVIDUAL GRANTS(B)
    (A)                                                (B)               (C)            (D)         (E)          (H)
- -----------------------------------------------------------------------------------------------------------
                                                    NUMBER OF
                                                    SECURITIES          % OF
                                                    UNDERLYING      TOTAL OPTIONS   EXERCISE OR
                                                 OPTIONS GRANTED   GRANTED TO ALL   BASE PRICE                GRANT DATE
                                                    (NUMBER OF        EMPLOYEES       ($ PER     EXPIRATION    PRESENT
    NAME                                             SHARES)           IN 1993        SHARE)        DATE      VALUE ($)
- -----------------------------------------------  ----------------  ---------------  -----------  ----------  ------------
Sanford I. Weill...............................        101,346              1.1%     $ 26.0625     02/18/03  $    658,403
                                                     1,558,730             16.7        34.9688     04/30/03    14,363,109
                                                       397,143              4.3        49.1250     10/30/02     5,407,008
Frank G. Zarb..................................        108,554              1.2        26.4375     11/01/98       685,710
                                                       218,141              2.3        34.5000     11/01/98     1,944,130
                                                        55,045              0.6        39.4688     11/01/98       577,227
                                                        88,170              0.9        41.6250     11/01/98       981,498
                                                       111,360              1.2        39.1250     01/16/04     1,230,602
Robert I. Lipp.................................         68,826              0.7        25.8750     02/22/03       447,209
                                                        85,864              0.9        33.5625     05/02/03       762,915
                                                        29,851              0.3        48.0000     11/02/02       395,390
James Dimon....................................         61,892              0.7        25.9375     02/19/03       404,437
                                                       122,396              1.3        34.9688     04/30/03     1,127,832
                                                       230,666              2.5        40.1250     08/28/03     2,584,481
                                                        35,576              0.4        49.1250     10/30/02       484,359
Robert F. Greenhill............................      1,333,333             14.3        34.5000     06/23/03    12,355,831

                                                   (Footnotes on following page)

                                       17

(Footnotes for preceding page)

- ---------------
(A) Ownership of Common Stock as of the Record Date for the named individuals-- Mr. Weill: 3,692,181 shares; Mr. Zarb: 403,024 shares; Mr. Lipp: 335,784 shares; Mr. Dimon: 399,158 shares; and Mr. Greenhill: 981,488 shares.

(B) The option price of each option granted under the Option Plan is not less than the fair market value of the Common Stock subject to the option, determined in good faith by the Committee. Under current rules established by the Committee, fair market value is the closing sale price of Common Stock on the NYSE Composite Transactions Tape on the last trading day prior to the date of grant of the option. Options (other than certain reload options) generally vest in cumulative installments of 20% on each anniversary of the date of grant such that the options are fully exercisable on and after five years from the date of grant until ten years and one month following such grant (in the case of non-qualified stock options, which represent all options currently outstanding). The Committee has discretion to establish a slower vesting schedule for options granted under the Option Plan.

     Participants are entitled to direct the Company to withhold shares otherwise issuable upon an option exercise to cover in whole or in part the tax liability associated with such exercise, or participants may cover such liability by surrendering previously owned shares (other than restricted stock).

     Under the reload feature of the Option Plan, participants who tender previously owned shares (including CAP Plan restricted stock) to pay all or a portion of the exercise price of vested stock options or tender previously owned shares or have shares withheld to cover the associated tax liability may be eligible to receive a reload option covering the same number of shares as are tendered or withheld for such purposes. Such optionee may choose to receive either (i) unrestricted incremental shares (as defined below) and no reload option, or (ii) incremental shares subject to a period of restriction on the ability to sell or otherwise transfer such shares (except in certain circumstances) and a reload option to be granted in accordance with the applicable terms of the Option Plan. The initial Committee determination has set the restricted period at two years. Although the optionee may not transfer his or her incremental shares during the applicable restricted period, such optionee receives such shares free and clear upon completion of such restricted period without any risk of forfeiture, even if such person has retired or is otherwise no longer an employee of the Company. Unless the Committee in its discretion modifies or eliminates such restrictions, optionees are permitted to transfer their incremental shares during the restricted period only under the limited circumstances of (i) a contribution of such shares to a charitable organization, or (ii) an event of financial hardship demonstrated to the reasonable satisfaction of the Senior Vice President, Human Resources, of the Company.

     Further, in order for an optionee to receive a reload option in connection with his or her exercise of a vested option, the market price of Common Stock on the date of exercise must equal or exceed the minimum market price level established by the Committee from time to time (the "Market Price Requirement"). The Committee has established that the initial Market Price Requirement shall be a market price on the date of exercise equal to or greater than 120% of the option exercise price. If the market price does not equal or exceed the applicable Market Price Requirement, a vested option may be exercised but no reload option will be granted in connection with such exercise.

                                         (Footnotes continued on following page)

                                                                18

(Footnotes from preceding page)

     "Incremental shares" are those shares of Common Stock actually issued to an optionee who exercises an option by surrendering previously owned stock or restricted stock awarded under the CAP Plan to pay the exercise price of an option, or by surrendering previously owned stock or requesting the Company to withhold the appropriate number of shares otherwise issuable, to cover the withholding tax liability associated with option exercise. The number of incremental shares issued is typically the number of option shares exercised minus the number of shares deemed "surrendered" to pay for such exercise and minus the number of shares used or withheld to satisfy any resulting tax liability in connection with such exercise.

     The market value on the date of grant of a reload option establishes the exercise price of such option, with one of the following sets of other terms: (1) a term equal to the remaining term of the original option, except that the reload option will not be exercisable until six months after its date of grant, or (2) a term of ten years from the date of grant of the reload option and vesting at the rate of 20% per year.

     Reload options are designed to encourage employees to exercise options at an earlier date and to retain the shares so acquired, in furtherance of the Company's long-standing policy of encouraging increased employee stock ownership. With standard stock options, sale of at least a portion of the stock to be acquired by exercise is often necessitated to cover the exercise price or the associated withholding tax liability. The employee thereby receives fewer shares upon exercise, and also forgoes any future appreciation in the stock sold. By use of previously owned shares to exercise an option, the employee is permitted to gain from the past price appreciation in such shares, and receives a new option at the current market price. The reload option so granted enables the employee to recognize future stock price appreciation.

STOCK OPTIONS EXERCISED

     The following table sets forth, in the aggregate, the number of securities underlying options exercised during 1993 and states the value at year-end of exercisable and unexercisable options remaining outstanding. The "Value Realized" column reflects the difference between the market price on the date of exercise and the market price on the date of grant (which establishes the exercise price for the option) for all options exercised, even though the executive may have actually received fewer shares as a result of the surrender of previously owned shares to pay the exercise price or the tax liability, or the withholding of shares to cover the tax liability associated with option exercise. Accordingly, the "Value Realized" numbers do not necessarily reflect what the executive might receive, should he choose to sell the shares acquired by the option exercise, since the market price of the shares so acquired may at any time be higher or lower than the price on the exercise date of the option.

ALL SHARE NUMBERS HAVE BEEN RESTATED TO THE EXTENT NECESSARY TO GIVE EFFECT TO THE TWO STOCK DIVIDENDS DECLARED AND PAID DURING 1993.

                      AGGREGATED OPTION EXERCISES IN 1993
                                      AND
                         1993 YEAR-END OPTION VALUES(A)

                                                                    NUMBER OF SECURITIES
                                 NUMBER OF                         UNDERLYING UNEXERCISED
                                 SECURITIES          VALUE               OPTIONS AT             VALUE OF UNEXERCISED
                             UNDERLYING OPTIONS   REALIZED ($)         1993 YEAR-END            IN THE MONEY OPTIONS
     NAME                       EXERCISED(B)          (C)            (NUMBER OF SHARES)         AT 1993 YEAR-END ($)
- ---------------------------  ------------------  --------------  --------------------------  ---------------------------
                                                                 EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
                                                                 -----------  -------------  -----------  --------------
Sanford I. Weill...........        2,729,018     $   46,899,961           0      4,305,126    $       0   $   47,287,541
Frank G. Zarb..............          762,014         12,695,577     273,187        472,717      954,368                0
Robert I. Lipp.............          235,225          3,101,383           0        349,930            0        4,121,156
James Dimon................          281,731          4,179,605           0        651,904            0        4,853,202
Robert F. Greenhill........                0                  0           0      1,333,333            0        5,833,332

- ---------------
(A)  All of the stock options exercised by Messrs. Weill, Lipp and Dimon in 1993 were reload options arising from
     Control Data Option exercises. Stock options exercised by Mr. Zarb were either options granted under the old
     Primerica Corporation (formerly American Can Company) Long-Term Incentive Plan or reload options associated with their exercise.
(B)  This column reflects the number of shares underlying options exercised in 1993 by the named executive officers. The actual number of shares received by these individuals from options exercised in 1993 (net of shares surrendered or withheld to cover the exercise price and tax liabilities) was--Mr. Weill: 671,798 shares; Mr. Zarb: 180,741 shares; Mr. Lipp: 50,683 shares; Mr. Dimon: 61,867 shares; and Mr. Greenhill: 0 shares.
     Ownership of Common Stock as of the Record Date for the named individuals--Mr. Weill: 3,692,181 shares; Mr.
     Zarb: 403,024 shares; Mr. Lipp: 335,784 shares; Mr. Dimon: 399,158 shares; and Mr. Greenhill: 981,488 shares.
(C)  "Value Realized" is in each case calculated as the difference between the market price on the date of exercise and the market price on the date of grant, which establishes the exercise price for option exercise.

PERFORMANCE GRAPH

     The following line graph compares annual changes in "Cumulative Total Return" of the Company (as defined below) with (i) Cumulative Total Return of a performance indicator of equity stocks in the overall stock market, the S&P 500 Index, and (ii) Cumulative Total Return of a "Peer Index," each for the last five years. The Peer Index is the S&P Financial Index, which comprises the following Standard & Poor's industry groups: Money Center Banks, Major Regional Banks, Other Major Banks, Savings & Loan, Life Insurance, Multi-Line Insurance, Property and Casualty Insurance, Personal Loans and Financial Services (excluding the Company and both of the government-sponsored entities: the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association). The Peer Index has been weighted based on market capitalization. "Cumulative Total Return" is calculated (in accordance with SEC instructions) by dividing (i) the sum of (A) the cumulative amount of dividends during the relevant period, assuming dividend reinvestment at the end of the month in which such dividends were paid, and (B) the difference between the market capitalization at the end and the beginning of such period, by (ii) the market capitalization at the beginning of such period.

     The comparisons in this table are set forth in response to SEC disclosure requirements, and therefore are not intended to forecast or be indicative of future performance of the Common Stock.

              THE TRAVELERS INC. (FORMERLY PRIMERICA CORPORATION)
                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                               [PERFORMANCE GRAPH]



                       1988      1989      1990      1991      1992      1993
                       ----      ----      ----      ----      ----      ----
The Travelers Inc.    100.00    132.54    107.90    188.44    235.39    383.58
S & P 500             100.00    131.63    127.55    166.32    178.97    196.98
Peer Index            100.00    130.55    102.79    151.05    187.68    208.11

- --------------------
Assumes $100 invested at the closing price on December 31, 1988 in the Company's Common Stock, the S&P 500 Index, and a Peer Index representing the S&P Financial Index (excluding the Company and both of the government-sponsored entities: the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association). The Peer Index has been weighted based on market capitalization.

COMPENSATION OF DIRECTORS

     Pursuant to the Company's By-Laws, the members of the Board of Directors are compensated in a manner and at a rate determined from time to time by the Board of Directors. It has been the practice of the Company since its initial public offering in 1986 to pay its outside directors in Common Stock, in order to assure that the directors have an ownership interest in the Company in common with other stockholders. Compensation of outside directors and designated honorary directors of the Company currently consists of an annual retainer of $75,000, payable in Common Stock. A director may elect to defer receipt of compensation, in which case the annual retainer will be paid entirely in shares of Common Stock. In the case of directors electing current receipt of compensation, only such portion that approximates the current tax liability incurred by the director in respect of such compensation is paid in cash, and the balance in Common Stock.

     Directors receive no additional compensation for participation on committees of the Board. Additional compensation, if any, for special assignments undertaken by directors will be determined on a case by case basis, but no such additional compensation was paid to any director in 1993. Directors who are employees of the Company or its subsidiaries do not receive any compensation for their services as directors.

RETIREMENT PLANS

     Prior to January 1, 1994, executive officers and employees generally were eligible to participate in The Travelers Inc. Retirement Plan (the "Retirement Plan") during their first year of service. Effective January 1, 1994, eligibility begins on the later of attaining age 21 or completion of one year of service. Benefits under the Retirement Plan vest after five years of service with the Company or its subsidiaries. The normal form of retirement benefit is, in the case of a married participant, a joint and survivor annuity payable over the life of the participant and his or her spouse, or in the case of an unmarried participant, an annuity payable over the participant's life. Instead of such normal form of payment, participants may elect to receive other types of annuities or a single sum payable at retirement or other termination of service.

     When expressed as a single sum payment option, benefits accrue for the first five years of covered service at an annual rate varying between .75% and 4.0% of the participant's qualifying compensation, depending upon the participant's age at the time of accrual. "Qualifying compensation" generally includes base salary (before pre-tax contributions to the Savings Plan or other benefit plans), overtime pay, commissions and bonuses. Under rules promulgated by the Internal Revenue Service (the "Service"), a ceiling of $235,840 for 1993 (which will be adjusted annually) is imposed on the amount of compensation that may be considered "qualifying compensation" under the Retirement Plan. Legislation adopted in 1993 capped annual qualifying compensation beginning in 1994 at $150,000 (subject to annual adjustment).

     During the period of the sixth through the fifteenth year of covered service, benefits accrue at an annual rate of between 1.25% and 5.0% of the participant's qualifying compensation, depending upon the participant's age at the time of accrual. After a participant has completed 15 years of covered service, benefits accrue at an annual rate varying between 1.25% and 7.0% of the participant's qualifying compensation, depending upon the participant's age at the time of accrual. There are also minimum benefits provided for under the Retirement Plan.

     Subject to the statutory maximum benefits payable by a qualified plan (as described below), a participant also accrues annually an additional amount calculated as 1.0% to 2.5% of qualifying compensation (again depending upon his or her age) for that part of qualifying compensation in excess of the amount of the Social Security wage base. There is an interest accrual added to the participant's single sum entitlement. This interest amount is determined by multiplying the prior year's single sum by a percentage determined annually by the Company.

     The Retirement Plan contains transitional provisions for employees who meet certain age and service requirements. Employees who by January 1, 1990 either had reached age 63, or had reached the age of 55 and had more than 20 years of service, are eligible to retire under the provisions of the plans applicable to them prior to the effective date of the establishment of the Retirement Plan.

     The statutory maximum retirement benefit that may be paid to any one individual by a tax qualified defined benefit pension plan in 1993 is $112,221 annually. Years of service credited under the Retirement Plan to date for each of the individuals named in the Summary Compensation Table are as follows: Mr. Weill, 7 years; Mr. Zarb, 5 years; Mr. Lipp, 7 years; Mr. Dimon, 7 years; and Mr. Greenhill, 0.

     The Company and certain Company subsidiaries provide certain pension benefits, in addition to the statutory maximum benefit payable under tax qualified pension plans, under non-funded, non-qualified retirement benefit equalization plans ("RBEPs"). The benefits payable under RBEPs are unfunded, and will come from the general assets of each plan's sponsor. In 1993, the Committee amended the RBEPs in two respects: first, to exclude certain executives of the Company and its subsidiaries (including each of the persons named in the Summary Compensation Table) and employees of certain subsidiaries from further participation in the RBEPs, and second, to limit the compensation covered by such plans to a fixed amount of $300,000 (equal to twice the 1994 statutory maximum qualifying compensation without giving effect to any future adjustments) less amounts covered by the Retirement Plan, thereby limiting benefits payable under the RBEPs to all participants. Benefits were accrued through the end of 1993 under one such RBEP for the account of each of the persons named in the Summary Compensation Table other than Mr. Zarb and Mr. Greenhill.

     Effective at the end of 1993, the Committee also froze benefits payable under the Company's Supplemental Retirement Plan ("SERP") covering supplemental retirement benefits to designated senior executives of the Company and its subsidiaries. At that time, 24 individuals were SERP participants, including each of the individuals named in the Summary Compensation Table. The maximum benefit payable under SERP is also reduced by any benefits payable under the Retirement Plan (or its predecessor plans, if applicable), under any applicable RBEP, under any other Company or subsidiary sponsored qualified or non-qualified defined benefit or defined contribution pension plan (other than the Savings Plan or other 401(k) plans), and under the Social Security benefit program.

     Estimated annual benefits under the three benefit plans of the Company for the five executive officers named in the Summary Compensation Table using the applicable formulas under the Retirement Plan and the frozen RBEP and SERP Plans and assuming their retirement at age 65, would be as follows: Mr. Weill--$619,511; Mr. Zarb--$382,652; Mr. Lipp--$295,851; Mr. Dimon--$256,471;
and Mr. Greenhill--$134,558. These estimates were calculated assuming that the interest accrual was 8% for 1989 through 1991, and 6% for 1992 and thereafter until the participant retires at the age of 65, and that the current salary of the participant, the 1994 dollar ceiling on qualifying compensation (which was set by legislation adopted in 1993 at $150,000 annually), the 1993 Social Security wage base and the current regulatory formula to convert lump-sum payments to annual annuity figures each remains unchanged.

EMPLOYMENT PROTECTION AGREEMENTS

     The Company has entered into employment protection agreements with certain of its executive officers. Under the agreement with Mr. Weill, the Company agrees to employ Mr. Weill as its Chief Executive Officer (and Mr. Weill agrees to serve in such capacity) with an annual salary, incentive participation and employee benefits as determined from time to time by the Company's Board of Directors. The agreement contains automatic one-year renewals (unless notice of nonrenewal is given by either party). In the event of his termination of employment without cause, Mr. Weill will be deemed to be vested in the Company's Retirement Plan, and the agreement further provides that Mr. Weill will be paid and entitled to receive other employee benefits (as in effect at the termination date) through the remaining term of the agreement and will be entitled to two years additional vesting and exercise of his stock options (and a cash payment based on the value of any portion of the stock options that would not vest within such additional period). During such period of continuing payments and stock option vesting and exercise, Mr. Weill would be subject to a noncompetition agreement in favor of the Company.

     The Company has agreed with Mr. Zarb that he will be employed by the Company as a Vice Chairman and Group Chief Executive for a one-year term with automatic one-year renewals (unless notice of nonrenewal is given by either party). Mr. Zarb is to receive a minimum annual salary and participate in incentive and employee benefit programs offered to senior executives. In the event that Mr. Zarb is terminated without cause, he will be deemed to be vested in the Company's Retirement Plan (with credit based upon a normal retirement age), will be deemed vested in the options granted to him pursuant to the agreement, and will have an additional 24 months in which to exercise any such options outstanding on the date of termination. Mr. Zarb would be subject to a noncompetition agreement in favor of the Company during any period of continuing payments or vesting and exercise.

     Mr. Greenhill entered into an employment agreement dated June 24, 1993 under which he agreed to serve as Chairman of the Board and Chief Executive Officer of SBS. The agreement, as amended to date, has a term of seven years and provides for annual compensation based upon a percentage of the consolidated after-tax earnings of SBS and its subsidiaries, and certain designated Company subsidiaries. As noted in Item 4, below, Mr. Greenhill has agreed to terminate the compensation calculation provisions of his agreement to permit operation of the terms of the Compensation Plan. Under the agreement, Mr. Greenhill was granted an option to purchase 1,333,333 shares of the Company's Common Stock at an option price of the then-current market price of $34.50 per share (all share numbers and prices in this paragraph have been restated for the subsequent stock split in August 1993). The option has a ten year life and vests at a rate of 20% per year on the anniversary date of the grant. If Mr. Greenhill's employment is terminated because of his death or disability, by SBS without cause (as defined in the agreement), by Mr. Greenhill if SBS is in material breach of the agreement, or at the end of the term of the agreement, that portion of the option that was exercisable on or within two years after the termination date will remain exercisable during such two-year period, and Mr. Greenhill shall be entitled to receive a cash payment for the shares covered by the unexercisable portion of the option. Mr. Greenhill also received a grant of 533,333 shares of restricted stock, vesting at a rate of 20% per year on the anniversary of the grant date. If Mr. Greenhill's employment terminates under the circumstances described above, the restricted stock grant will also be subject to continued vesting during the two-year period following such termination, and Mr. Greenhill will be entitled to a cash payment with respect to unvested shares. Upon entering into the agreement, Mr. Greenhill also purchased from the Company 1,000,000 shares of the Company's Common Stock at the then-current market price, and acquired certain registration rights with respect to such shares. Pursuant to the terms of his employment agreement, Mr. Greenhill is entitled to be reimbursed for use of personal aircraft for company business at an arms' length rate charged for air charter by an unaffiliated third party. During 1993, such reimbursements to two aircraft companies of which Mr. Greenhill is sole stockholder totalled approximately $115,000. Mr. Greenhill is entitled to receive compensation payments calculated for various circumstances under which his employment may terminate. During any period after termination in which he receives compensation under the terms of the agreement, Mr. Greenhill will be subject to a prohibition on hiring certain former employees of SBS and its subsidiaries.

CERTAIN INDEBTEDNESS

     Certain executive officers have from time to time, including periods during 1993, incurred indebtedness to SBS, a wholly owned subsidiary of the Company and a registered broker-dealer, on margin loans against securities accounts with SBS. Such margin loans were made in the ordinary course of SBS's business, were made on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions for other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

CERTAIN TRANSACTIONS

     Each of Richard H. Booth, Edward H. Budd and Robert W. Crispin, current members of the Board of Directors of the Company and employees of The Travelers Insurance Group Inc., one of the Company's subsidiaries ("TIG"), entered into employment agreements with TIG in December 1993 with respect to their continuing involvement in the Travelers Insurance Operations. Mr. Booth's agreement provides that he will serve as President of TIG for a term of three years. TIG agreed to continue to pay the base salary in effect on the date of the agreement, and to provide continuing participation in the benefit plans and other arrangements generally available to senior executives of TIG. In the event of termination of employment without cause
(or resignation following a reduction in base salary) prior to the term of the agreement, Mr. Booth would be entitled to continued payment of base salary over the remaining term of the agreement (together with, if such termination occurs prior to December 31, 1994, payment of a bonus for 1994 equal to that for 1993), executive outplacement services, reimbursement of certain tax and other financial planning services expenses and continued participation in employee medical plans for one year following the termination. In the event of a resignation prior to the first anniversary of the contract, Mr. Booth would be entitled to payment of one year's base salary and continued participation for one year in employee medical plans. Mr. Budd agreed to serve as Chairman of TIG at his current salary, including continued eligibility for annual bonuses and other benefits on the same terms and conditions as senior executive officers. He was also granted new options to purchase 50,000 shares of Common Stock of the Company and an award under the CAP Plan of an aggregate of 40,000 shares of Common Stock. If his employment terminates, Mr. Budd will be entitled to an amount equivalent to the severance payments and will also receive other benefits payable under the old Travelers severance plan. Mr.
Budd is also entitled to receive retirement benefits under the old Travelers' qualified and non-qualified retirement plans for service since 1955 as an employee of old Travelers and as a director and chief executive officer of old Travelers with service credit to age 65. Such agreement also reflects Mr. Budd's entitlement to participate in the welfare, benefit and other plans of old Travelers assumed by the Company. Robert W. Crispin agreed to serve as Vice Chairman of TIG for a period of three years on terms substantially similar to those in Mr. Booth's agreement, but with additional service credit for vesting and benefit determination under the old Travelers retirement plan, and in the event of a resignation prior to the first anniversary of the contract, Mr. Crispin would be entitled to payment of an amount relating to certain unvested stock options (estimated at not more than approximately $665,000).

                                    ITEM 2:
                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected KPMG Peat Marwick ("Peat Marwick") as the independent auditors of the Company for 1994. Peat Marwick has served as the independent auditors of the Company and its predecessors since 1969. Arrangements have been made for a representative of Peat Marwick to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1994. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock and Series C Preferred Stock present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required to ratify the selection of the Company's auditors. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this item.

                                    ITEM 3:
                  APPROVAL AND ADOPTION OF THE TRAVELERS INC.
                     EMPLOYEE DISCOUNT STOCK PURCHASE PLAN

     The Company seeks stockholder approval of The Travelers Inc. Employee Discount Stock Purchase Plan (the "Plan") because the Code requires such approval for any plan that is intended to constitute an "employee stock purchase plan" under Section 423 of the Code. The Board of Directors adopted the Plan on October 27, 1993 and recommended that it be submitted to the stockholders of the Company for approval. If the stockholders approve the Plan at the Annual Meeting, the Plan will become effective retroactively to January 1, 1994.

     The purpose of the Plan is to provide a method for eligible employees of the Company and its subsidiaries to acquire a proprietary interest in the Company through the purchase of shares of Common Stock from the Company at a discount from fair market value, by means of voluntary payroll deductions of an amount up to $100 per month. A total of 750,000 shares of Common Stock of the Company (subject to adjustment for stock dividends, stock splits, recapitalization and other corporate restructuring) has been authorized for issuance under the Plan. The full text of the Plan, as approved and adopted by the Board of Directors, is set forth in Annex A to this proxy statement, and the following description of the Plan is qualified in its entirety by reference to the text of the Plan.

DESCRIPTION OF THE PLAN

     General. The committee generally composed of Company employees that administers the Plan (the "Plan Committee") will periodically make available to eligible employees who elect to participate in the Plan (the "Participants") a maximum number of shares (the "Shares") of Common Stock for a specified period in an "Offering." Eligible employees will be able to purchase Common Stock during an Offering at a price less than the fair market value of the Common Stock on the date of purchase, from funds accumulated through payroll deductions beginning on the effective date of each such Offering (the "Effective Date"). The current discount from market value has been set at 10%. The maximum number of Shares that each Participant may purchase under each Offering will be determined by the Senior Vice President, Human Resources of the Company (the "Vice President") by dividing the aggregate number of Shares available for purchase during such Offering by the number of Participants. The right of an eligible employee to purchase Shares in any Offering is referred to as an "Option."

     Shares purchased under the Plan will be held for each Participant's account ("Account") on the records of an agent for the Plan (the "Plan Agent"). The Company will, upon the request of a Participant, not more often than once during any calendar year, deliver a certificate to such Participant representing all or a portion of his or her full Shares, provided that such Shares have been held in such Participant's Account for at least the holding period provided for under the Plan (which shall be determined for each Offering by the Vice President in his or her discretion) (the "Minimum Holding Period"). The current Minimum Holding Period is 12 months.

     Eligibility. The Plan is open to each person who is determined by the Vice President to be a "full-time" employee of the Company or one of its Subsidiaries (as defined in the Plan) but excluding (i) any employee who is a "highly compensated employee" (as that term is defined in Section 414(q) of the Code), or (ii) any employee who after the grant of an Option would own stock possessing 5% or more of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, or (iii) any employee who has been designated by the Board of Directors of the Company as a person subject to the reporting and short-swing profit liability provisions of Section 16 of the Exchange Act. For the purposes of the Plan, a full-time employee is one whose customary employment is for more than 20 hours per week and more than five months in any calendar year. As of December 31, 1993, under such definition, approximately 22,600 persons were eligible to participate in the Plan.

     The Plan is designed to be unavailable to any executive officers of the Company (including the individuals named in the Summary Compensation Table) and any non-employee directors of the Company. The group of eligible employees may, however, include non-executive officers of the Company and any of its participating subsidiaries. Since participation by any eligible employee is elective, it is not possible to predict the benefits that may accrue to any individual or group of individuals under the Plan.

     Administration. The Plan is administered by the Plan Committee which has responsibility for general operation of the Plan and has the power to interpret provisions of the Plan. The Vice President will designate the maximum number of Shares available for purchase by Participants in an Offering.

The Vice President may also in his or her discretion increase or decrease the Minimum Holding Period from time to time. In addition, the Vice President will establish the terms of each Offering and Option, and will determine the persons eligible to participate in each such Offering, subject in each case to the terms of the Plan.

     Participation. After a Participant's enrollment in the Plan becomes effective, the amount to be deducted from a Participant's payroll check for a given pay period will be deducted and allocated to such Participant's Account under the Plan. Following the closing of enrollment for any Offering, the maximum number of Shares that each Participant may purchase under such Offering will be established.

     On the last business day of an Offering for which payroll deductions will be made (the "Expiration Date"), each Participant will be deemed automatically to have exercised the Option granted to him or her, and all of the funds accumulated in such Participant's Account from payroll deductions will be applied to the purchase from the Company of the largest possible number of whole Shares. Fractional Shares will be allocated to a Participant's Account but will not be issued at any time. If the funds in a Participant's Account are insufficient to purchase all of the Shares comprising the Option, such Participant's Option with respect to such excess Shares will be deemed to have lapsed. The Shares purchased under the Plan may consist of newly-issued, or previously issued and reacquired, shares of Common Stock, or both.

     The purchase price of each Share purchased under the Plan will be an amount equal to a percentage determined by the Vice President (the "Discount Percentage") multiplied by the lesser of (i) the Fair Market Value per Share on the Expiration Date, or (ii) the average of the Fair Market Values determined on the last trading day of each of the months covered by the Offering. "Fair Market Value" is defined as the closing price of the Common Stock on the date of the determination, as reported on the NYSE Composite Transactions Tape. The Code requires that the purchase price will in no event ever be less than 85% of the lesser of the Fair Market Value on the Effective Date or the Fair Market Value on the Expiration Date. The initial Discount Percentage under the Plan has been set at 90%.

     Shares will be held in custody for the Account of each Participant. Once during each calendar year, a Participant may obtain a stock certificate representing Shares held in his or her Account by sending a written request therefor to the Plan Committee. Except in certain limited circumstances as more fully described below, Participants will not be able to withdraw Shares as to which the Minimum Holding Period has not expired. A Participant will possess all the rights and privileges of a stockholder of the Company with respect to all of the Shares held in his or her Account under the Plan, including the right to direct the vote with respect to such Shares, and will receive all distributions (other than cash dividends which will be reinvested) and stockholder communications with respect to such Shares. A Participant will not be able to pledge, transfer or sell such shares until they are issued to the Participant in certificate form after satisfaction of the Minimum Holding Period. Withdrawals of Shares prior to the end of the applicable Minimum Holding Period will be permitted only for the purpose of (i) charitable contributions of such Shares, or (ii) financial Hardship, demonstrated to the reasonable satisfaction of the Plan Committee and in accordance with the "Hardship" definition in the Plan. No fractional shares will be issued under the Plan.

     No interest will be payable on amounts held in Accounts, and the proceeds received by the Company upon exercise of Options under the Plan will constitute general funds of the Company. An Option granted under the Plan will not be transferable and will be exercisable only by the Participant to whom it is granted.

     Each calendar quarter, the Plan Agent will send each Participant a statement of such Participant's Account that will include Plan information to the extent required by the Code.

     Dividends. Cash dividends paid on all Shares held under the Plan on the record date on behalf of each Participant will be invested promptly in shares of Common Stock at the full Fair Market Value on such date, and the resulting shares or fractional shares will be allocated to each Participant's Account under the Plan.

     Withdrawal. A Participant may stop participating in the Plan at any time by suspending payroll deductions entirely but partial withdrawals will not be permitted. Upon a withdrawal, the balance of cash in such Participant's Account will be forwarded to the employee by the Plan Agent. Shares held in a Participant's Account shall remain in the custody of the Plan Committee and may be issued in certificate form to the Participant after the expiration of the applicable Minimum Holding Periods and the taking of the appropriate steps by the Participant to request the issuance of such certificates. After terminating his or her participation in an Offering, such employee may not re-enroll in such Offering or in the next succeeding Offering but may enroll in any other future Offerings for which such employee is eligible under the Plan by following the procedures for enrollment.

     Expenses. Fees and expenses incurred in connection with the administration of the Plan will be paid by the Company.

     Amendments to and Discontinuance of the Plan. The Board of Directors of the Company or the Vice President may suspend or terminate the Plan, or amend or modify the terms of the Plan at any time except that (i) no amendment shall cause any Option to fail to qualify as a stock purchase option under Section
423 of the Code; (ii) stockholder approval is required for any amendment that would increase the total number of shares of Common Stock issuable under the Plan (other than pursuant to provisions of the Plan relating to adjustments in the event of stock splits, stock dividends, mergers and other changes in the capitalization of the Company), and (iii) no termination or amendment of the Plan may adversely affect the rights of a Participant under an Option outstanding at the time of such termination or amendment without the consent of such Participant.

     Stockholder Approval; Effectiveness. The Plan will be effective as of January 1, 1994, subject to receipt of stockholder approval within 12 months after its adoption by the Board of Directors. If the stockholders of the Company do not approve the Plan at the Annual Meeting, the Plan will terminate, the unexercised portions of all Options granted prior to the Annual Meeting will be rendered null and void and any shares of Common Stock issued under the Plan will be cancelled. In that event, the Company will return to the Participants, without interest, all funds obtained from such Participants through payroll deductions.

FEDERAL INCOME TAX CONSEQUENCES

     Amounts deducted from a Participant's payroll check under the Plan continue to be taxable income to the Participant in the year such amounts are earned. Such income would be subject to taxation to the same extent (Federal, state, and local) as other compensation income received by the Participant. Participants will not recognize additional taxable income either (i) at the time an Option is granted pursuant to the Plan, or (ii) at the time an Option is exercised under the Plan.

     The tax basis of Shares purchased under the Plan will be the price at which they are purchased by the Plan Committee for the Accounts of the Participants. The Participant's Minimum Holding Period for a Share will begin on the date the Share is purchased and credited to such Participant's Account. A Participant will not realize any taxable income when he or she receives a certificate representing full

Shares withdrawn from his or her Plan Account, either upon his or her request for withdrawal of Shares or upon complete withdrawal from or termination of the Plan.

     A Participant who purchases Shares pursuant to an Option under the Plan and disposes (by sale or exchange) of such Shares more than two years after the Option is granted and more than one year after the Option is exercised, or who dies at any time while holding the Shares, will recognize ordinary income at the time of disposition or death in an amount equal to the lesser of (i) the excess, if any, of the Fair Market Value of the Shares at the time of the disposition or death over the purchase price paid for the Shares, or (ii) the excess of the Fair Market Value of the Shares at the time the Option was granted over the purchase price that would have been paid had such price been calculated by multiplying the Discount Percentage by the Fair Market Value determined on the Effective Date. The Participant's basis in the Shares disposed of will be increased by the amount of ordinary income recognized. Any further gain recognized on the disposition will be taxed as long-term capital gain.

     A Participant who purchases Shares pursuant to an Option under the Plan and disposes of such Shares less than two years after the Option is granted or less than one year after the Option is exercised will recognize ordinary income at the time of disposition in an amount equal to the excess of the Fair Market Value of the Shares on the date of exercise of the Option over the purchase price paid for such Shares. Any additional gain or loss recognized by the Participant on the disposition will be short-term or long-term capital gain or loss, depending on the Participant's holding period for the Shares transferred.

     PARTICIPANTS ARE URGED TO CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES THAT MAY RESULT FROM PARTICIPATION IN THE PLAN AND THE SUBSEQUENT DISPOSAL OF SHARES PURCHASED PURSUANT TO THE PLAN. NOTHING CONTAINED HEREIN SHALL BE TREATED AS TAX ADVICE.

     The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE TRAVELERS INC. EMPLOYEE DISCOUNT STOCK PURCHASE PLAN. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock and Series C Preferred Stock present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required to approve and adopt the Plan. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this item.

                                    ITEM 4:
                  APPROVAL AND ADOPTION OF THE TRAVELERS INC.
                    EXECUTIVE PERFORMANCE COMPENSATION PLAN

     On February 25, 1994, the Committee adopted the Compensation Plan and recommended that it be submitted to stockholders for approval at the Annual Meeting. The Compensation Plan establishes certain performance criteria for determining the maximum amount of bonus compensation available under the Compensation Plan, including that portion of bonuses payable in the form of restricted stock under the Company's CAP Plan, for those executive officers who, on the last day of the Company's taxable year, consist of the chief executive officer and the four other most highly compensated executive officers of the Company or its subsidiaries named in the Summary Compensation Table in the

Company's proxy statement from time to time (the "Covered Employees"). The performance criteria under the Compensation Plan will generally be based upon overall Company performance for those executives whose responsibilities are principally company-wide, and specific subsidiary or segment performance for those executives whose principal responsibilities relate to particular subsidiaries or segments, as determined by the Committee from time to time. Bonuses based upon the formulas established under the Compensation Plan may be subject to significant variations from year to year, given the potential volatility of certain of the financial services businesses in which the Company engages.

     The Compensation Plan is intended to address certain limitations on the deductibility of executive compensation under Section 162(m) of the Code, as amended by the Omnibus Budget Reconciliation Act of 1993 (the "Revenue Act"). The Revenue Act limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to Covered Employees. Certain types of compensation may be excluded from the limitations on deductibility, including compensation that qualifies as "performance-based compensation."

     The Service in its proposed regulations under Section 162(m) has indicated that four tests must be met to qualify as performance-based compensation. Compensation will not be subject to the deduction limit if (i) it is payable on account of the attainment of one or more performance goals; (ii) the performance goals are established by a compensation committee of the board of directors that comprises solely two or more outside directors; (iii) the material terms of the compensation and the performance goals are disclosed to and approved by stockholders before payment; and (iv) the compensation committee certifies that the performance goals have been satisfied before payment. In an effort to comply with the provisions of the Revenue Act and to qualify the compensation payable to Covered Employees under the Compensation Plan (and the related restricted stock awards under the CAP Plan) as performance-based compensation, eligible for exclusion from the deduction limit, the Compensation Plan is being submitted to stockholders for approval at the Annual Meeting. The full text of the Compensation Plan is set forth in Annex B to this proxy statement, and the following description of the Compensation Plan is qualified in its entirety by reference to the text of such Plan.

     The Compensation Plan establishes performance goals for the award of bonuses to each of the Covered Employees, who are expected to be the executive officers named in the Summary Compensation Table. The Compensation Plan sets forth performance-based criteria based on the consolidated net income of the Company and its subsidiaries for the four Covered Employees other than Mr. Greenhill (the "Four Covered Employees"), each of whom, as an executive officer, has wide ranging responsibilities for the Company's overall performance. Mr. Greenhill's performance criteria are based principally upon the results of SBS, the corporate entity under his direction as President, Chairman and Chief Executive Officer pursuant to a written agreement described under "Executive Compensation--Employment Protection Agreements," above.

     The creation of a bonus pool in which the Four Covered Employees will participate is contingent upon the Company achieving at least a certain minimum return on common equity ("Return on Equity"). Return on Equity levels will be determined by dividing (i) the consolidated net income of the Company for the Bonus Year (as defined below) subject to certain adjustments described below (the "Adjusted Net Income"), by (ii) the common stockholders' equity of the Company reported at the beginning of the Bonus Year ("Stockholders' Equity"). The Return on Equity calculation will not take into account the payment of the bonuses determined thereunder.

     The starting point for determination of Adjusted Net Income will be "Net Income," the consolidated net income figure disclosed on the Consolidated Statement of Income in the Company's Annual Report for the relevant Bonus Year. In determining "Adjusted Net Income," Net Income will be reduced by dividends on the Company's preferred stock and will be adjusted by the exclusion of the after-tax earnings impact of certain items to the extent they are applicable in a given Bonus Year. The Compensation Plan lists the excluded items as:

        . realized investment gains and losses (including those resulting from sale of subsidiaries and affiliates);

        . the cumulative effect to the beginning of the year of changes in accounting principles mandated by any governing body that sets accounting standards applicable to the determination of net income;

        . the cumulative effect to the beginning of the year of changes in tax law; and

        . extraordinary items, as defined under generally accepted accounting principles. Extraordinary items would not include such items as catastrophic insurance losses or restructuring charges.

     The term "Bonus Year" shall mean the period for which the calculation of a bonus award is to be made. The audited financial statements will serve as the basis of such a calculation and the "Bonus Year" would in each case correspond to a calendar year. "Stockholders' Equity" will equal the beginning common stockholders' equity number appearing on the Company's Consolidated Statement of Changes in Stockholders' Equity for the Bonus Year.

     If Return on Equity is less than 10%, no bonus pool will be created. If a Return on Equity of 10% is achieved, a bonus pool equal to 1.4% of Adjusted Net Income will be established. The amount of the bonus pool will be subject to cumulative increases based upon the extent to which the Return on Equity exceeds the 10% minimum threshold. If the Return on Equity is greater than 10% but not more than 12.5%, the bonus pool will be increased by the addition of 2.4% of the amount by which Adjusted Net Income exceeds 10% of Stockholders' Equity. If the Return on Equity is greater than 12.5% but not more than 15%, the bonus pool will be increased by the addition of 3.4% of the amount by which Adjusted Net Income exceeds 12.5% of Stockholders' Equity. If the Return on Equity exceeds 15%, the bonus pool will be increased by the addition of 3.8% of the amount by which Adjusted Net Income exceeds 15% of Stockholders' Equity. Accordingly, the Return on Equity calculation established under the Compensation Plan will be the basis on which both the availability and size of the bonus pool is determined.

     The Compensation Plan also establishes for each of the Four Covered Employees their maximum percentage share in any bonus pool that may be established under the formula, as follows: Mr. Weill: 31%; Mr. Dimon: 23%; Mr.
Lipp: 23%; and Mr. Zarb: 23%. Any portion (up to $3 million) of a share of the bonus pool calculated for any of the Four Covered Employees for a particular Bonus Year may be awarded by the Committee to such Covered Employee in a succeeding year to the extent not awarded for the Bonus Year; provided that such award by the Committee will only be made to reward extraordinary performance by any such Covered Employee.

     Because earnings may be subject to significant business fluctuations, and because of the fundamental change in the composition of the Company effected in 1993 by the acquisition of the retail and asset management businesses of Shearson Lehman and the old Travelers businesses, the hypothetical amounts that individuals could have received had the Compensation Plan been in place in 1993 should not be seen as accurate predictions of any future payments, should the Compensation Plan be implemented. Furthermore, with the acquisition of old Travelers in exchange for shares of Common Stock of the Company, the historical return on equity results are not necessarily an appropriate indication of future results, since old Travelers has historically had a lower rate of return than the

Company, and the Stockholder's Equity of the Company has increased by more than $3 billion as a result of the old Travelers acquisition. Nevertheless, had the Compensation Plan been in place in 1993, the maximum bonus pool would have consisted of $19.9 million, subject to reduction by the Committee in its discretion under the Compensation Plan, and the maximum bonus amounts applicable to the Four Covered Employees who would have been subject to the terms of the Compensation Plan would have been: Mr. Weill, $6.3 million; and to each of Messrs. Dimon, Lipp and Zarb, $4.7 million, each amount subject to reduction by the Committee in its discretion under the Compensation Plan. Bonuses actually awarded in the past three years to the individuals named in the Summary Compensation Table are set forth in such Table, above.

     In the event that any of the Four Covered Employees does not qualify as a Covered Employee for a particular Bonus Year (e.g., due to a termination of employment), the percentage share of the bonus pool otherwise allocable to such person shall be allocated to the executive officer who replaces him or her as a Covered Employee for such year. In the event that an individual (other than Mr. Greenhill) is added to the Four Covered Employees, the calculation of the bonus pool will be made as if there were four Covered Employees and the bonus pool will then be increased by the dollar amount allocated to any one of the Four Covered Employees (other than the chief executive officer) for such Bonus Year. Such increase will represent the maximum share allocated to such new Covered Employee. In the event one of the Four Covered Employees, or his or her replacement, becomes the chief executive officer of the Company, such Covered Employee shall be allocated the percentage share allocated to the chief executive officer.

     Robert F. Greenhill entered into an employment agreement with SBS in June 1993, when he became a director of the Company and President, Chairman and Chief Executive Officer of SBS. See "Executive Compensation--Employment Protection Agreements," above, for a description of Mr. Greenhill's agreement. In order to assist the Company in preserving the corporate tax deduction associated with his bonus payment, Mr. Greenhill has agreed, upon the mailing of this proxy statement, to terminate the compensation provisions of the contract entered into in June 1993 and to enter into a revised compensation arrangement that will provide him with a base salary of $995,000 per annum, with his bonus compensation being established under the Compensation Plan. Accordingly, the Compensation Plan provisions applicable to Mr. Greenhill contemplate that Mr. Greenhill will not be entitled to a bonus unless the "Defined After-Tax Earnings" for a Bonus Year exceed $100,000,000. For this purpose, "Defined After-Tax Earnings" for any fiscal year shall mean the aggregate of (i) the consolidated after-tax net income of SBS Holdings and its subsidiaries and (ii) the after-tax net income of those Company subsidiaries designated in his employment agreement, in each case as reflected on its audited financial statements for such year, prepared in accordance with generally accepted accounting principles consistently applied and certified by independent public accountants. Furthermore, if Defined After-Tax Earnings exceed $100 million,
Mr. Greenhill will be entitled to receive 2% of Defined After-Tax Earnings from $49,750,000 up to and including $750 million, 1.5% of Defined After-Tax Earnings in excess of $750 million up to but not exceeding $1 billion, and 1% of Defined After-Tax Earnings in excess of $1 billion. The Compensation Plan further provides for adjustments in the calculation of Defined After-Tax Earnings for periods of less than a full fiscal year. Had the Compensation Plan been in place in 1993, and had Mr. Greenhill been employed by SBS for the entire year,
Mr. Greenhill would have been entitled to a bonus payment of $4.9 million. Because earnings may be subject to significant business fluctuations, such hypothetical amount should not be seen as an accurate prediction of any future payments. The bonus received by Mr. Greenhill for the portion of the 1993 calendar year that he was employed by SBS is shown in the Summary Compensation Table, above.

     The Return on Equity calculation applicable to the Four Covered Employees and the Defined After-Tax Earnings calculation for Mr. Greenhill represent what the Company believes to be performance-based compensation in accordance with the requirements of Section 162(m) of the Code. If the applicable minimum performance-based requirement is not met, no bonus payments will be made under the Compensation Plan to the Four Covered Employees or to Mr. Greenhill. In the event that bonus compensation thresholds are met and the percentages set forth in the Compensation Plan are applied, the Committee nevertheless retains discretion to reduce or eliminate payments under the Compensation Plan for any of the Four Covered Employees to take into account subjective factors, including an individual's performance or other relevant criteria.

     The Compensation Plan also provides that, if permitted under Section 162(m) of the Code, payments may be made before year-end based upon estimates of the applicable performance goals, as certified by the Committee, for the relevant bonus year, or, alternatively, the Committee may pay all or a portion of bonus compensation before the end of a calendar year by setting a measurement period other than the calendar year for determining the bonus pool, if the Committee concludes that all or a portion of bonus compensation should be paid before the end of that calendar year. Any such change to the measurement period will be made before the new measurement period begins. In such event, all determinations will be based upon the books and records of the Company for the applicable performance goal measurement period. The bonus year will, in any event, continue to be the calendar year.

     In the event that subsequent guidance provided by the Service under Section 162(m) is substantially different from the proposed regulations, with the effect that the Compensation Plan fails to ensure the deductibility of compensation payable thereunder, the Committee retains the right to modify the Compensation Plan for the Four Covered Employees to the extent necessary to conform any provisions to bring them into compliance, including but not limited to deletion of any non-conforming provisions, or to discontinue the Compensation Plan and determine that it shall be of no effect, notwithstanding the receipt of stockholder approval at the Annual Meeting. The Plan will take effect as of January 1, 1994, subject to receipt of stockholder approval. If the Compensation Plan is not approved by stockholders, it will not have any effect.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL
AND ADOPTION OF THE TRAVELERS INC. EXECUTIVE PERFORMANCE COMPENSATION PLAN. Assuming the presence of a quorum, the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock and Series C Preferred Stock present and entitled to vote on this item at the Annual Meeting, voting as a single class, is required to approve and adopt the Compensation Plan. Under applicable Delaware law, in determining whether this item has received the requisite number of affirmative votes, abstentions and broker non-votes will be counted and will have the same effect as a vote against this item.

                   SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the next Annual Meeting of Stockholders and who wishes such proposal to be included in the proxy statement for that meeting must submit such proposal in writing to the Secretary of the Company, at the address of the Company set forth on the first page of this proxy statement, and such proposal must be received on or before November 30, 1994.

                                 OTHER MATTERS

     The Board of Directors and management of the Company know of no other matters to be brought before the Annual Meeting. If other matters should arise at the Annual Meeting, shares represented by proxies will be voted at the discretion of the proxy holder.

                                                                         ANNEX A

                               THE TRAVELERS INC.
                     EMPLOYEE DISCOUNT STOCK PURCHASE PLAN
                                   ARTICLE I
                                    PURPOSE

     SECTION 1.1 This Employee Discount Stock Purchase Plan is intended to encourage employees of The Travelers Inc. ("Travelers") and its subsidiaries (collectively, together with Travelers, the "Company") to remain in the employ of the Company and to acquire a proprietary interest in Travelers through the purchase of common stock of Travelers. It is intended that this Plan shall constitute an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended. Pursuant to this Plan, certain employees will be able to purchase common stock of Travelers at a price less than the fair market value on the date of purchase, from funds accumulated through payroll deductions within a period of not more than 27 months from the effective date of any Offering under this Plan.

                                   ARTICLE II
                                  DEFINITIONS

     SECTION 2.1 The following words and phrases shall have the meanings indicated for the purpose of the Plan unless the context clearly indicates otherwise:

        (a) ACCOUNT. The account established by the Committee for each Participant.

        (b) BOARD OR BOARD OF DIRECTORS. The Board of Directors of Travelers.

        (c) CODE. The Internal Revenue Code of 1986, as amended.

        (d) COMMITTEE. The Committee named by the Vice President from time to time to administer the Plan.

        (e) COMPANY. Travelers and any of its subsidiaries whose employees are participating in this Plan.

        (f) COMMISSION. The United States Securities and Exchange Commission or any successor agency.

        (g) EFFECTIVE DATE. The first date on which payroll deductions shall be withdrawn for the purpose of purchasing Stock pursuant to each Offering under the Plan. Such date shall be specified in each Offering.

        (h) EMPLOYEE. Any person who is a common law employee of the Company except for any employee whose customary employment is for either not more than 20 hours per week, or not more than five months during any calendar year.

        (i) EXCHANGE ACT. The Securities Exchange Act of 1934, as amended.

        (j) EXPIRATION DATE. The last day on which payroll deductions may be withdrawn and if not withdrawn, the last day on which payroll deductions will be made for the purpose of purchasing Stock pursuant to the terms of an Offering. Such date shall be specified in each Offering, and shall be not later than 27 months from the Effective Date of any Offering.

        (k) HARDSHIP. For purposes of this Plan, each of the following circumstances shall be deemed to be a hardship: (i) unreimbursed medical expenses as described in Section 213(d) of the Code incurred by the Optionee or the Optionee's spouse or any dependents, (ii) purchase (including mortgage payments) of a principal residence for the Optionee, (iii) payment of tuition for the next semester or quarter of post-secondary education for the Optionee or the Optionee's children or dependents, (iv) payment of amounts necessary to prevent the eviction of the Optionee from his or her principal residence or foreclosure on the mortgage of the Optionee's principal residence, (v) payment of funeral and other expenses incurred in connection with the death of a member of the Optionee's immediate family, or (vi) any other deemed immediate and heavy financial need set forth in Treasury Regulations or Revenue Rulings governing plans described in Section 401(k) of the Code. The Vice President's determination of the existence of an Optionee's immediate and heavy financial hardship shall be final and binding on the Optionee.

        (l) MINIMUM HOLDING PERIOD. The period of time Shares purchased under the Plan are to be held in custody in a Participant's Account, as specified by the Vice President, in connection with establishment of the terms and conditions of each Offering.

        (m) OFFERING. Any offering made by Travelers in accordance with applicable laws and regulations, and the terms and conditions of the Plan, permitting Participants to purchase Stock under the Plan.

        (n) OPTION. The right of an eligible Employee to purchase Stock by participating in an Offering.

        (o) OPTIONEE OR PARTICIPANT. An Employee who exercises his or her Option by authorizing payroll deductions pursuant to Section 6.2 hereof.

        (p) PLAN. The Travelers Inc. Employee Discount Stock Purchase Plan, as herein set forth, and as amended from time to time pursuant to
            Section 12.1.

        (q) SHARES or STOCK. Shares of the common stock, par value $.01 per share, of Travelers.

        (r) SUBSIDIARIES. Any entity described in Section 423(b)(3) of the Code.

        (s) TRAVELERS. The Travelers Inc. (formerly Primerica Corporation), a Delaware corporation, and its successors.

        (t) VICE PRESIDENT. The Senior Vice President, Human Resources of Travelers.

     SECTION 2.2 The masculine gender shall include the feminine, and the singular shall include the plural, where appropriate.

                                  ARTICLE III
                           ADMINISTRATION OF THE PLAN

     SECTION 3.1 The Plan shall be administered by the Committee.

     SECTION 3.2 The Committee shall have full and exclusive power and discretion to construe and interpret the Plan, and generally to determine any and all questions arising under the Plan.

     SECTION 3.3 The Vice President shall have the exclusive power to determine and fix the terms of Offerings and Options, subject to the express requirements and provisions of the Plan.

     SECTION 3.4 The Committee or the Vice President may from time to time designate a plan agent to fulfill the custody and record-keeping requirements under the Plan (the "Plan Agent"). The Plan Agent may consist of employees of the Company or third parties.

                                   ARTICLE IV
                      EMPLOYEES ELIGIBLE TO PURCHASE STOCK

     SECTION 4.1(a) All Employees shall be eligible to purchase Stock under the Plan except the following groups:

          (i) any Employee who is a "highly compensated employee" (as that term is defined in Section 414(q) of the Code) for the calendar year preceding the Offering or who is expected to be a highly compensated employee for the calendar year of the Offering; or

          (ii) any Employee who, immediately after the granting of an Option, would own (or be deemed to own under the rules of Section 423(b)(3) of the Code) stock of Travelers of any class possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of Travelers or any of its Subsidiaries. If the effect of the granting of an Option to an Employee is such that his total stock ownership (as determined under Section 423(b)(3) of the Code) equals or exceeds such five percent (5%) limitation, such Option shall be entirely void as if it had never been granted; or

          (iii) any Employee who has been designated by the Board of Directors of Travelers as a person subject to the reporting and short-swing profit liability provisions of Section 16 of the Exchange Act with respect to Travelers.

     SECTION 4.1(b) Any determination of an Employee's eligibility status shall be made by the Vice President whose determination shall be final and binding on all parties.

                                   ARTICLE V
                                     STOCK

     SECTION 5.1 The Stock subject to Offerings shall be Shares of Travelers' authorized but unissued, or reacquired, common stock.

                                   ARTICLE VI
            OFFERINGS; GRANTING OF OPTIONS; AUTHORIZATION OF PAYROLL
                           DEDUCTIONS BY PARTICIPANTS

     SECTION 6.1 Offerings may be made from time to time to all Employees who meet all of the standards of eligibility set forth in Article IV. Proposed Offerings shall be established and announced by the Vice President. Every eligible Employee on the Effective Date of any Offering shall be deemed to have been granted an Option pursuant to the terms of that Offering.

     SECTION 6.2 Each eligible Employee shall be entitled to become a Participant and to purchase Stock pursuant to the terms of an Offering by filing an election to participate in that Offering in the form of a payroll deduction authorization with the Human Resources Department of Travelers on a form prescribed by the Committee within such times as may be specified in such Offering. Payroll deductions shall (i) commence with the first regular payroll period coinciding with or ending on the Effective Date, or at such other time as may be specified in such Offering, and (ii) shall end on the earlier of the last regular payroll period coinciding with or ending before the Expiration Date or upon the termination of the employment of a Participant by the Company.

                                  ARTICLE VII
                 TERMS AND CONDITIONS OF OFFERINGS AND OPTIONS

     SECTION 7.1 Except as provided in subparagraphs (a) and (e) of this Section 7.1, all eligible Employees shall have the same rights and privileges.

        (a) NUMBER OF SHARES: Each Offering shall specify the maximum number of shares available under such Offering and the method of determining the maximum number of Shares which may be purchased pursuant to any Offering by each Participant, subject to any stated maximum number of shares that may be specified by the Committee and to the limitations of subparagraph (e) of this Section 7.1. Notice that the Employee has been granted and effectively exercised an Option to purchase Stock hereunder will be delivered to each Participant.

        (b) OPTION PRICE: Each Offering shall state that the price per share at which Stock may be purchased thereunder shall be not less than the lesser of (a) eighty-five percent (85%) of the fair market value per share of Stock on the Expiration Date or (b) eighty-five percent (85%) of the fair market value per share of Stock on the date the Option is granted. The fair market value per share of Stock shall be the closing price reported on the New York Stock Exchange Composite Tape for the date on which such value is being determined, provided, however, that if any such date is not a stock trading date, then such price on the next trade date. In no event, however, shall the price per share at which Stock may be purchased pursuant to any Offering ever be less than the par value per share of Stock.

        (c) MEDIUM AND TIME PAYMENT: Payment for Shares purchased by any Participant pursuant to an Offering shall be effected from funds accumulated through payroll deductions from the salary or wages paid to the Participant by the Company, or as otherwise permitted by the Committee, under rules of uniform application over the time period specified in such Offering.

        (d) TERM OF OFFERING: The term and Expiration Date of each Offering shall be specified in such Offering, but in no event shall the Expiration Date of any Offering be more than twenty-seven (27) months after the Effective Date of such Offering.

        (e) ACCRUAL LIMITATION: Notwithstanding any other provision of the Plan, no Option shall be granted to any Employee which would permit such Employee to purchase Stock pursuant to all unexpired offerings under all existing employee stock purchase plans, as defined in Section 423 of the Code, accruing at a rate which exceeds at any time twenty-five thousand dollars ($25,000) of the fair market value of the Stock (determined at the time such Option is granted) during any calendar year in which such Option is outstanding. For the purpose of this subparagraph (e),

           (i) an Option accrues when the Option (or any portion thereof) first becomes exercisable during any calendar year;

           (ii) an Option accrues at the rate provided in the applicable Offering, but in no case may such rate for any employee exceed twenty-five thousand dollars ($25,000) of the fair market value of the Stock determined at the time the Option is granted for any one calendar year;

           (iii) an Option that has accrued under any one Offering may not be carried over by a Participant to any other Offering; and

           (iv) only rights to purchase Stock that have been granted under an employee stock purchase plan which complies with Section 423 of the Code shall be taken into account for purposes of this subparagraph (e).

        (f) NONTRANSFERABILITY OF OPTIONS: An Option shall not be transferable by the Employee to whom it has been granted otherwise than by will or the laws of descent and distribution and shall be exercisable, during his lifetime, only by him. However, in the discretion of the Committee, the terms of any Offering may prohibit transfer under any circumstances and provide for cancellation of the unexercised portion of any Option upon the death of a Participant.

        (g) REQUIREMENTS OF LAW: This Plan and the issuance of any Stock hereunder is conditioned upon the approval of the stockholders of Travelers. In the event the stockholders shall not approve the Plan in accordance with the requirements of the Code, then all funds in all Accounts established hereunder shall be returned to Participants as soon as reasonably practicable.

            The issuance of any Stock hereunder is further conditioned upon registration of the Stock to be issued with the Commission. In no event shall any Stock be issued hereunder prior to the declaration of effectiveness of such registration statement by the Commission.

            In no event shall the Company, any member of the Committee, the Vice President or any Plan Agent be liable for any loss resulting from or incurred in connection with or by reason of (i) any delay or failure of the stockholders to approve the Plan, or (ii) any delay incurred in connection with, or failure to secure, registration of the Stock with the Commission.

        (h) OTHER PROVISIONS: Each Offering shall contain such other provision as the Vice President shall deem advisable, including restrictions on resale of Stock purchased through an Offering, provided that no such provisions may in anyway conflict, or be inconsistent, with the terms of the Plan as amended from time to time.

                                  ARTICLE VIII
                              WITHDRAWAL OF FUNDS

     SECTION 8.1 The Committee shall maintain an Account for each of the Participants.

     SECTION 8.2

        (a) A Participant may at any time prior to the Expiration Date for any reason withdraw all cash amounts in his or her Account and thereby cancel his or her Option and withdraw from participation in such Offering. Partial withdrawals shall not be permitted. The Committee may require withdrawal requests to be on forms supplied and to be timely received by the Human Resources Department of Travelers or any other specified recipient.

        (b) A Participant may request once in each calendar year that Travelers deliver a stock certificate representing all or any portion of the Shares (in whole number of shares) held in his or her Account for at least the Minimum Holding Period. A Participant shall not be permitted to pledge, transfer or sell Shares held in his or her Account until they are issued in certificate form after satisfaction of the Minimum Holding Period. Withdrawals of Shares prior to the end of the applicable Minimum Holding Period will be permitted only for the purpose of (i) charitable contributions of such Shares, or
            (ii) financial hardship, demonstrated to the reasonable satisfaction of the Vice President and in accordance with the "Hardship" definition herein.

        (c) Subject to Section 8.2(b), a Participant will possess all the rights and privileges of a stockholder of Travelers with respect to all of the Shares held in his or her Account under the Plan, including the right to vote such Shares, and will receive all distributions and stockholder communications with respect to such Shares.

        (d) Cash dividends will not be distributed to Participants directly, but will be invested in shares of Common Stock at the full fair market value on the date of such investment, and such shares will be held in Accounts under the Plan.

                                   ARTICLE IX
             RECAPITALIZATION OR REORGANIZATION AND STOCK DIVIDENDS

     SECTION 9.1 If Travelers shall be the surviving corporation in any merger, consolidation, or reorganization, each outstanding Option shall pertain to and apply to the securities to which a holder of a number of shares subject to the Option would have been entitled. In the event of a dissolution or liquidation of Travelers, or any merger, consolidation or reorganization in which Travelers is not the surviving corporation, the Committee, at its election, may cause each outstanding Option to terminate, provided, however, that each Optionee shall, in such event, subject to such rules and limitations of uniform application as the Committee may prescribe, be entitled to the rights of terminating Participants provided in Sections 8.2(a) and (b).

     SECTION 9.2 The aggregate number of Shares which may be purchased by the exercise of outstanding Options and the Option price per share covered by each such outstanding Option and the number of Shares held in a Participant's Account, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such Shares effected without the receipt of consideration by Travelers.

     SECTION 9.3 Except as provided in this Article, no Optionee shall have any rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend of any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or reorganization.

     SECTION 9.4 The grant of an Option under the Plan shall not affect in anyway the right or power of Travelers to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell, or transfer all or any part of its business or assets.

                                   ARTICLE X
                            RIGHTS AS A STOCKHOLDER

     SECTION 10.1 No Optionee shall have any rights as a stockholder of Travelers except in accordance with Section 8.2(b) and (c) hereof. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such Participant becomes a stockholder of record. Stock certificates shall be held by Travelers or the Plan Agent and issued only after satisfaction of the Minimum Holding Period and once a calendar year, upon the request of a Participant, subject to delays beyond the reasonable control of Travelers such as but not limited to completion of registration of the Stock with the Commission or compliance with any Federal or State law, rule or regulation.

                                   ARTICLE XI
                                NUMBER OF SHARES

     SECTION 11.1 The aggregate number of shares that may be sold pursuant to all Offerings under the Plan shall not exceed 750,000 Shares, as adjusted pursuant to Article IX.

                                  ARTICLE XII
                             AMENDMENT OF THE PLAN

     SECTION 12.1 Each of the Board and the Vice President may suspend or terminate the Plan, reconstitute the Plan in whole or in part, or amend or revise the Plan in any respect whatsoever except that (i) no amendment shall cause any Option to fail to qualify as an option under an "employee stock purchase plan" as defined in Section 423 of the Code, (ii) without approval of the stockholders, no amendment shall increase the number of shares which may be sold under the Plan or make any change in the Employees or class of Employees eligible to participate in the Plan, and (iii) without the approval of an Optionee, no change shall be made in the terms of any outstanding Option adverse to the interest of the Optionee.

                                  ARTICLE XIII
             APPLICATION OF FUNDS AND OBLIGATION TO EXERCISE OPTION

     SECTION 13.1 Any proceeds received by Travelers from the sale of Stock hereunder shall be used for general corporate purposes.

     SECTION 13.2 The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

                                  ARTICLE XIV
                  EFFECTIVE DATE AND APPROVAL OF STOCKHOLDERS

     SECTION 14.1 The Plan shall become effective on January 1, 1994, subject however, to receipt of the approval of Travelers' stockholders on or before October 26, 1994.

                                   ARTICLE XV
                                 MISCELLANEOUS

     SECTION 15.1 Neither the Plan nor any document generated in connection herewith shall be construed to give any employee the right to be retained in the employ of the Company. The Company retains the unqualified right to terminate the employment of any employee at any time.

                                                                         ANNEX B

                               THE TRAVELERS INC.
                    EXECUTIVE PERFORMANCE COMPENSATION PLAN
                                   ARTICLE I
                                    PURPOSE

     SECTION 1.1 The purpose of The Travelers Inc. (the "Company") Executive Performance Compensation Plan (the "Plan") is to establish certain performance criteria for determining the maximum amount of any bonus that may be paid under the Plan including that portion of the bonus paid in the form of restricted stock under the Company's Capital Accumulation Plan, for those executive officers who, on the last day of the Company's taxable year, consist of the chief executive officer and the four other most highly compensated executive officers of the Company or its subsidiaries named in the Summary Compensation Table in the Company's proxy statement from time to time.

     The Plan is intended to address certain limitations on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended by the Omnibus Budget Reconciliation Act of 1993 (the "Revenue Act"). The Revenue Act limits the deductibility of certain compensation in excess of $1 million per year paid by a publicly traded corporation to Covered Employees (as defined in such Act).

                                   ARTICLE II
                                  DEFINITIONS

     SECTION 2.1 The following words and phrases shall have the meanings indicated for the purpose of the Plan unless the context clearly indicates otherwise:

     (a) ADJUSTED NET INCOME shall mean the Net Income (i) reduced by the aggregate amount of dividends on the Company's preferred stock, and
         (ii) increased or reduced by the after-tax earnings impact of each of the following items if they occur during a Bonus Year:

             (i) realized investment gains and losses, including those resulting from the sale of subsidiaries and affiliates, for the Bonus Year;

             (ii) the cumulative effect to the beginning of the year of changes in accounting principles for the Bonus Year required by the Financial Accounting Standards Board, the Securities and Exchange Commission or any other governing body that sets accounting standards as set forth in the Consolidated Statement of Income or the Notes thereto as reported in the Annual Report;

             (iii) the cumulative effect to the beginning of the year of changes in the tax law occurring during the Bonus Year as set forth in the Consolidated Statement of Income or the Notes thereto as reported in the Annual Report; and

             (iv) extraordinary items, as defined under generally accepted accounting principles, during the Bonus Year as set forth in the Consolidated Statement of Income as reported in the Annual Report. Extraordinary items would not include such items as catastrophic insurance losses or restructuring charges.

        (b) ANNUAL REPORT shall mean the Annual Report to Stockholders of the Company containing the audited financial statements of the Company.

        (c)  BOARD shall mean the Board of Directors of The Travelers Inc.
        (d) BONUS POOL shall mean the total maximum amount available to be paid as bonus compensation to all Covered Employees for each Bonus Year, whether paid in cash or restricted stock under the CAP Plan. If, however, the Segment Executive is a Covered Employee, the Bonus Pool shall be the total amount available to all Covered Employees other than the Segment Executive.
        (e)  BONUS YEAR shall mean the annual period corresponding to a calendar year for which the calculation of a bonus award is to be made.
        (f)  CAP PLAN shall mean the Company's Capital Accumulation Plan, as the same shall be in effect from time to time.
        (g) CHIEF EXECUTIVE OFFICER shall mean the Chief Executive Officer of the Company or the individual acting in such capacity.
        (h)  CODE shall mean the Internal Revenue Code of 1986, as amended.
        (i) COMMITTEE shall mean the Nominations and Compensation Committee of the Board, or any subcommittee thereof.
        (j) COMMON EQUITY shall mean the common stockholders' equity appearing on the Consolidated Statements of Changes in Stockholders' Equity in the Company's Annual Report as of the beginning of the Bonus Year.
        (k) COMPANY shall mean The Travelers Inc. and its successors. Where the context requires, the "Company" shall mean The Travelers Inc. and its consolidated subsidiaries.
        (l) COVERED EMPLOYEE shall mean the Chief Executive Officer of the Company (or the individual acting in such capacity) and the four other most highly compensated executive officers of the Company as determined on the last day of the taxable year and in accordance with Section 162(m) of the Code.
        (m) DEFINED AFTER-TAX EARNINGS shall mean the aggregate of (i) the consolidated after-tax net income of Smith Barney Shearson Holdings Inc. and its subsidiaries and (ii) the after-tax net income of those additional subsidiaries of the Company designated in the employment agreement between SBS and Mr. Greenhill dated June 24, 1993, and all amendments thereto as filed with the Securities and Exchange Commission as exhibits to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1993 and to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, in each case as reflected on its audited financial statements for such year, prepared in accordance with generally accepted accounting principles consistently applied and certified by independent public accountants.
        (n) EXCHANGE ACT shall mean the Securities Exchange Act of 1934, as amended.
        (o) MD&A shall mean Management's Discussion and Analysis of Financial Condition and Results of Operations as reported in the Company's Annual Report.
        (p)  MEASUREMENT PERIOD shall mean any period other than the calendar year determined by the Committee pursuant to Section 6.1.
        (q)  NET INCOME shall mean the consolidated net income of the Company as disclosed in the Consolidated Statement of Income as reported in the Company's Annual Report for the Bonus Year.
        (r) OUTSIDE DIRECTOR shall mean a member of the Board who falls within the definition of an "outside director" under Section 162(m) of the Code and any regulations promulgated thereunder, including any transition or interim rules for such definition.
        (s) PERFORMANCE GOAL shall mean the financial measurements of corporate performance that must be met in order for a Covered Employee to receive a payment under this Plan.
        (t) RETURN ON EQUITY shall mean the percentage equivalent to the fraction resulting from dividing (i) Adjusted Net Income by
             (ii) Common Equity.

        (u)  SBS shall mean Smith Barney Shearson Inc.
        (v)  SEGMENT EXECUTIVE shall mean Mr. Robert F. Greenhill.

                                  ARTICLE III
                           ADMINISTRATION OF THE PLAN

     SECTION 3.1 The Plan shall be administered by the Committee. If, however, the Committee shall fail to be composed solely of Outside Directors, then those members of the Committee that are Outside Directors shall act as the Committee.

     SECTION 3.2 The Plan shall be interpreted and construed in accordance with
Section 162(m) of the Code and the regulations issued thereunder. Any specific action by the Committee that would be violative of Section 162(m) of the Code and the regulations thereunder shall be void. Otherwise the Committee shall have full and exclusive authority, power and discretion to construe and interpret the Plan (subject to the advice of the Company's General
Counsel with respect to any question of law), and generally to determine any and all questions arising under the Plan. The Committee shall have the authority to reduce the bonus of any Covered Employee (other than the Segment Executive) earned under this Plan even if the Performance
Goals applicable to maximum bonus awards to such Employee have been met. The Committee shall not have any authority hereunder to increase any bonus compensation calculated in accordance with this Plan.

     SECTION 3.3 The Committee shall be responsible for certifying in writing to the Company that the applicable Performance Goals have been met before any bonus payments are made under this Plan. If permitted under Section 162(m) of the Code, such certification may be based upon reasonably estimated financial information available prior to the end of the Bonus Year.

                                   ARTICLE IV
               CALCULATION OF BONUS AMOUNTS FOR COVERED EMPLOYEES
                       (OTHER THAN THE SEGMENT EXECUTIVE)

     SECTION 4.1 As soon as practicable following the certification described in
Section 3.3 above, and subject to the Committee's discretion to reduce bonuses under Section 3.2, Covered Employees (other than the Segment Executive) shall be entitled to receive for the Bonus Year a maximum bonus (whether paid in cash or restricted stock under the CAP Plan) not exceeding the following percentages of the Bonus Pool:

The Chief Executive Officer..............................................         31%
Each other Covered Employee (other than the Segment Executive)...........         23%

     SECTION 4.2 The Bonus Pool for any Bonus Year shall be equal to a percentage of the Adjusted Net Income for such Bonus Year. Adjusted Net Income shall be calculated without giving effect to the payment of bonuses provided for under the Plan. The percentage shall be based upon the Return on Equity, as follows:



      IF THE RETURN ON EQUITY IS:                THE MAXIMUM AMOUNT OF THE BONUS POOL SHALL BE:
- ---------------------------------------  ------------------------------------------------------------------------
less than 10%                            (A) = 0%
10%                                      (B) = 1.4% of Adjusted Net Income
greater than 10% up to and including     (C) = the amount determined under (B) PLUS 2.4% of the amount by which
  12.5%                                        Adjusted Net Income exceeds 10% of Common Equity
greater than 12.5% up to and including   (D) = the amount determined under (C) PLUS 3.4% of the amount by which
  15%                                          Adjusted Net Income exceeds 12.5% of Common Equity
greater than 15%                         (E) = the amount determined under (D) PLUS 3.8% of the amount by which
                                               Adjusted Net Income exceeds 15% of Common Equity

     In the event that any of the Covered Employees (other than the Segment Executive) does not qualify as a Covered Employee for a particular Bonus Year, the percentage share of the Bonus Pool otherwise allocable to such person shall be allocated to the executive officer who replaces him or her as a Covered Employee for such Bonus Year. In the event that an individual (other than the Segment Executive) is added to the Covered Employees, the calculation of the Bonus Pool will be made without taking such additional individual into account and the Bonus Pool will then be increased by the dollar amount for any one of the Covered Employees (other than the chief executive officer or the Segment Executive) for such Bonus Year. Such increase will represent the maximum share of the Bonus Pool allocated to such Covered Employee. In the event one of the Covered Employees (other than the Segment Executive), or his or her replacement, becomes the chief executive officer of the Company, such Covered Employee shall be allocated the percentage share allocated to the chief executive officer.

     SECTION 4.3 Any portion (up to $3 million) of a share of the Bonus Pool calculated for any Covered Employee (other than the Segment Executive) for a particular Bonus Year may be awarded by the Committee to such Covered Employee in a succeeding year to the extent not awarded for the Bonus Year; provided that such award by the Committee will only be made to reward extraordinary performance by any such Covered Employee.

                                   ARTICLE V
             CALCULATION OF BONUS AMOUNTS FOR THE SEGMENT EXECUTIVE


     SECTION 5.1 If one of the Covered Employees is the Segment Executive, his bonus in any Bonus Year shall be equal to a percentage of Defined After-Tax Earnings, but only if Defined After-Tax Earnings are at least $100,000,000, as follows:


DEFINED AFTER-TAX EARNINGS                                                    BONUS PERCENTAGE
- --------------------------------------------------------------------------  ---------------------
up to $49,750,000.........................................................                0
$49,750,000 to $750,000,000...............................................             2.0%
$750,000,001 to $1 billion................................................             1.5%
in excess of $1 billion...................................................             1.0%

     SECTION 5.2 If any of the entities whose after-tax net income is included in "Defined After-Tax Earnings" should have a short fiscal year or if the Segment Executive is employed by SBS for less than a full calendar year, the Defined After-Tax Earnings on the financial statements for such short period shall be annualized in order to apply the above calculations. The bonus paid shall be pro rated by multiplying the number obtained on an annualized basis by a fraction the numerator of which shall be
                                      B-4
the number of months in such short period and the denominator of which is 12. Such bonus shall be paid notwithstanding that the Segment Executive may no longer be a Covered Employee under the Code.

     SECTION 5.3 No payments shall be made to the Segment Executive hereunder until after certification by the Committee of achievement of the relevant Performance Goals, in accordance with Section 3.3 hereof.

                                   ARTICLE VI
                          CHANGE OF MEASUREMENT PERIOD

     SECTION 6.1 If permitted by Section 162(m) of the Code, the Committee (as constituted in Section 3.1 of the Plan) may establish a Measurement Period other than the calendar year for determining the Bonus Pool if the Committee concludes that all or a portion of the Bonus Pool for any Bonus Year should be paid to Covered Employees (other than the Segment Executive) before the end of any calendar year. Any such change will be made before the new Measurement Period begins. In such event all relevant criteria will be based upon the books and records of the Company for the Measurement Period in a manner consistent with the terms of this Plan.

                                 ARTICLE VII
                      STOCKHOLDER APPROVAL AND AMENDMENT

     SECTION 7.1 This Plan shall become effective as of January 1, 1994, subject, however, to the approval of the Company's stockholders at the 1994 Annual Meeting of the Stockholders of the Company.

     SECTION 7.2 The Plan applicable to Covered Employees (other than the Segment Executive) may be amended at any time by the Committee which shall act in accordance with Section 3.1 of the Plan. In the event that subsequent guidance under Section 162(m) is substantially different, with the effect that the Plan fails to ensure the deductibility of the compensation payable hereunder, the Committee shall retain the right to modify the Plan for Covered Employees (other than the Segment Executive) to the extent necessary to conform any provisions hereof to bring them into compliance, including but not limited to deletion of any non-conforming provisions, or to discontinue the Plan altogether. No amendment shall be made without approval of the stockholders of the Company if such approval is required in order for the Plan to continue to meet the requirements of Section 162(m) of the Code.

                               THE TRAVELERS INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  OF THE TRAVELERS INC. FOR THE ANNUAL MEETING
                                 APRIL 27, 1994

    The undersigned hereby constitutes and appoints Sanford I. Weill, James Dimon and Charles O. Prince, III, and each of them his or her true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of The Travelers Inc. to be held at Carnegie Hall, 881 Seventh Avenue, New York, New York on Wednesday, April 27, 1994 at 10:00 a.m. local time, and at any adjournments or postponements thereof, on all matters properly coming before said Annual Meeting, including but not limited to the matters set forth on the reverse side.

    If shares of The Travelers Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of The Travelers Inc. Common Stock in the undersigned's name and/or account under such Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side.

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. YOUR PROXY CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THIS CARD.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS
   1, 2, 3 AND 4 AND WILL BE VOTED IN THE DISCRETION OF THE PROXIES (OR, IN THE CASE OF A VOTING PLAN, WILL BE VOTED IN THE DISCRETION OF THE PLAN TRUSTEE OR ADMINISTRATOR) UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

                    (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

   [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1. Proposal to elect one class of directors (consisting of seven directors) to a three-year term.

Nominees: Douglas D. Danforth, Robert F. Daniell, Leslie B. Disharoon, The
          Honorable Gerald R. Ford, Robert I. Lipp, Andrall E. Pearson and Linda J. Wachner:

                        FOR [ ]   WITHHELD [ ]
[ ]
_______________________________________________________________________________
         FOR, EXCEPT AUTHORITY TO VOTE WITHHELD FROM THE ABOVE NOMINEE(S)
                          (WRITE NAME(S) ON LINE)

2. Proposal to ratify the selection of KPMG Peat Marwick as the Company's independent auditors for 1994.

                        FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

3. Proposal to approve and adopt The Travelers Inc. Employee Discount Stock Purchase Plan including issuance of up to 750,000 shares of common stock of the Company thereunder.

                        FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

4. Proposal to approve and adopt The Travelers Inc. Executive Performance Compensation Plan.

                        FOR [ ]      AGAINST [ ]      ABSTAIN [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]  The signer(s) hereby acknowledge(s) receipt of the
                                                 Notice of Annual Meeting of
                                                 Stockholders and accompanying
                                                 Proxy Statement.

                                                 The signer(s) hereby revoke(s)
                                                 all proxies heretofore given by
                                                 the signer(s) to vote at said
                                                 Annual Meeting and any
                                                 adjournments or postponements
                                                 thereof.

                                                 NOTE: PLEASE SIGN EXACTLY AS
                                                       NAME APPEARS HEREIN.
                                                       JOINT OWNERS SHOULD EACH
                                                       SIGN. WHEN SIGNING AS
                                                       ATTORNEY, EXECUTOR,
                                                       ADMINISTRATOR, TRUSTEE OR
                                                       GUARDIAN, PLEASE GIVE
                                                       FULL TITLE AS SUCH.

                                 Signature: ________________________ Date ______

                                 Signature: ________________________ Date ______

IF NO BOXES ARE MARKED, THIS PROXY WILL BE VOTED IN THE MANNER DESCRIBED ON THE REVERSE SIDE.